UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                     Washington, DC   20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 3, 1998


                          CILCORP Inc.
     (Exact name of registrant as specified in its charter)

   Illinois                     1-8946              37-1169387
(State or other              (Commission          (IRS Employer
jurisdiction of                File Number)    Identification No.)
incorporation)

      300 Hamilton Blvd., Suite 300, Peoria, Illinois 61602
            (Address of principal executive offices)

Registrant's telephone number, including area code (309) 675-8810



Item 5.  Other Events

Acquisition of CILCORP Inc. by The AES Corporation

On November 22, 1998, CILCORP Inc., an Illinois corporation (the
"Company"), entered into an Agreement and Plan of Merger (the
"Merger Agreement") with The AES Corporation, a Delaware corporation ("AES") and Midwest Energy, Inc., an Illinois corporation and wholly owned subsidiary of AES ("Midwest"), pursuant to which Midwest will be merged with and into the Company, with the Company as the surviving corporation (the
"Merger"). Thereafter, at the discretion of AES, the Company may be merged with and into AES with AES as the surviving corporation
(the "Second Merger"). As a result of the Merger, each outstanding share of the Company's common stock, no par value
("Company Common Stock"), will be converted into the right to receive $65 in cash. In addition, if the Company has satisfied all other conditions to consummation of the Merger and AES has not received an order from the Securities and Exchange Commission
("SEC Order") granting an exemption from registration under the Public Utility Holding Company Act of 1935 (the "PUHCA") within 9 months from the date of the Merger Agreement (unless AES waives such condition), then the per share consideration will be increased to $66 per share, and will increase by $0.00546448 per day for each day following the 9 month anniversary of the Merger Agreement until the SEC Order has been obtained or waived by AES.
If after 9 months, the SEC Order has not been obtained or waived, but the Company has not yet satisfied all other closing conditions, no pricing adjustment will occur if AES obtains or waives the SEC Order before the Company satisfies its closing conditions. If, however, the Company satisfies its closing conditions first, but after 9 months from the date of the Merger Agreement, then the pricing adjustment to $66 per share along with the per day increase will come into effect at such time as the conditions are satisified. In no event will the price per share exceed $68.

The Merger is conditioned upon, among other things, approval by the shareholders of the Company, the completion of regulatory procedures at the Illinois Commerce Commission and the Federal Energy Regulatory Commission and AES obtaining financing for the transaction.

In the event that the transaction has not been consummated within 18 months (or later if all conditions other than financing are satisified after the 15 month anniversary of the Merger Agreement) from the date of the Merger Agreement, either side may terminate the Merger Agreement without any termination fee. The Merger Agreement may also be terminated without a termination fee if CILCORP is unable to obtain certain approvals from the Illinois Commerce Commission within one year from the date of the Merger Agreement. If AES is unable to obtain financing within 90 days following the date that all other conditions under the agreement have been satisfied or waived, either party may terminate the agreement, and AES will pay to the Company a termination fee equal to $5.00 per outstanding share of Company Common Stock. If AES has not obtained its
PUHCA exemption within 18 months following the date of the Merger
Agreement and the Company has otherwise complied with all of its obligations under the Merger Agreement, the Company may terminate the Merger Agreement and receive a termination fee from AES equal to $1 per outstanding share of Company Common Stock, plus
$0.00546448 per share for each day beginning on the later of the day after the 9 month anniversary of the Merger Agreement and five days after the date upon which the Company has obtained certain orders or approvals from the Illinois Commerce
Commission. The Company may also terminate the Merger Agreement if, at any time prior to the shareholder's approval of the transaction, the Company receives an unsolicited offer from a third party which the Company's board of directors believes in good faith to be superior to the terms of the Merger Agreement and for which the failure to agree to that superior offer could constitute a breach of the board's fiduciary duties under applicable law. However, if the Company does terminate the Merger Agreement under those circumstances, the Company must pay AES a termination fee equal to 3.0% of the aggregate consideration of the Merger.
Correspondingly, if the Company's shareholders do not approve the transaction and the Company enters into any agreement for an alternative transaction within 12 months following the date of the shareholders meeting, then the Company is similarly obligated to pay AES an amount equal to 3.0% of the aggregate consideration of the Merger.

Attached (as Exhibit A) is a copy of the Agreement and Plan of Merger among The AES Corporation, CILCORP Inc., and Midwest Energy, Inc. dated as of November 22, 1998, under which The AES Corporation will acquire all of the common shares of CILCORP Inc., as well as a press release (Exhibit B) issued by CILCORP Inc. on November 23, 1998, related to this Agreement.


                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                  CILCORP Inc.
                                                  (Registrant)


Date December 3, 1998                            R. O. Viets
                                                 R. O. Viets
                                    President and Chief Executive Officer



Date December 3, 1998                          T. D. Hutchinson
                                               T. D. Hutchinson
                                                  Controller







                                                   (Exhibit A)





                  AGREEMENT AND PLAN OF MERGER

                              among

                      THE AES CORPORATION,

                          CILCORP INC.,

                               and

                      MIDWEST ENERGY, INC.





                   __________________________

                  Dated as of November 22, 1998

                   __________________________


                  AGREEMENT AND PLAN OF MERGER


           AGREEMENT AND PLAN OF MERGER, dated as of November 22, 1998 (this "Agreement"), among The AES Corporation, a Delaware corporation ("AES"), CILCORP Inc., an Illinois corporation ("CILCORP"), and Midwest Energy, Inc., an Illinois corporation and wholly-owned subsidiary of AES ("Merger Sub").

                      W I T N E S S E T H :

           WHEREAS, the respective Boards of Directors of AES and CILCORP each have determined that the acquisition of CILCORP by AES is in the best interests of their respective stockholders; and

           WHEREAS, in furtherance thereof, the respective Boards of Directors of AES, CILCORP and Merger Sub have approved the merger of Merger Sub with and into CILCORP, pursuant to the terms and subject to the conditions set forth in this Agreement (the "Merger"); and

           WHEREAS, the Board of Directors of AES has determined that it may be desirable for AES to merge CILCORP with and into AES following but substantially contemporaneously with the Merger (the "Second Merger" which, for purposes of this Agreement, if it occurs, shall be deemed to occur immediately after the Merger).

           NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                            ARTICLE I

                           THE MERGER

           Section 1.1 The Merger. At the Effective Time (as defined in Section 1.2 hereof) and upon the terms and subject to the conditions of this Agreement and the Illinois Business Corporation Act (the "Illinois Act"), Merger Sub shall be merged with and into CILCORP, the separate corporate existence of Merger Sub shall cease, and CILCORP shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation").

           Section 1.2 Effective Time. On the Closing Date (as defined in Section 3.1 hereof), Articles of Merger complying with the requirements of the Illinois Act shall be executed and filed by CILCORP and Merger Sub with the Secretary of State of the State of Illinois. The Merger shall become effective on the date on which the Certificate of Merger is issued by the Secretary of State of the State of Illinois (the "Effective Time").

           Section 1.3    Effect of the Merger.  At the
  Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Illinois Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of CILCORP and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of CILCORP and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

           Section 1.4 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of CILCORP or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either CILCORP or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

           Section 1.5    Articles of Incorporation; By-Laws;
  Directors; Officers.
  Unless otherwise determined by AES prior to the Effective
  Time, at the Effective Time:

                (a) The Articles of Merger shall provide that the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

                (b)  The By-Laws of Merger Sub, as in effect
  immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

                (c) The members of the Board of Directors of Merger Sub immediately prior to the Effective Time shall be the members of the Board of Directors of the Surviving Corporation, to hold office from the Effective Time until their respective successors are duly elected or appointed and shall have qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law.

                (d)  The officers of CILCORP in office
  immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office from the Effective Time until their respective successors are duly elected or appointed and shall be qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law.


                           ARTICLE II

                       TREATMENT OF SHARES

           Section 2.1    Conversion of Securities.  At the
  Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, CILCORP or the holder of any of the following securities:

                (a) Each share of common stock, no par value, of CILCORP (a "Share"), together with the associated purchase rights ("CILCORP Rights") under the CILCORP Rights Agreement (as defined in Section 4.18 hereof), issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.1(b) hereof and any Dissenting Shares (as defined in Section 2.3(a) hereof) shall be canceled and extinguished and be converted into the right to receive $65.00, subject to adjustment in accordance with
  Section 2.2 hereof (the "Per Share Amount"), in cash payable to the holder thereof, without interest, upon surrender of the certificate representing such Share in accordance with Section
  2.4 hereof. Throughout this Agreement, the term "Shares" refers to the Shares together with the associated CILCORP Rights and the term "Aggregate Consideration Amount" shall mean an amount equal to the product of (x) the Per Share Amount as adjusted in accordance with Section 2.2 hereof and
  (y) the number of Shares outstanding on the Closing Date.

                (b) Each Share held in the treasury of CILCORP and each Share owned by AES or any direct or indirect Subsidiary (as defined in Section 4.1 hereof) of AES or of CILCORP immediately prior to the Effective Time shall be canceled and extinguished, and no consideration shall be paid with respect thereto.

                (c) Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall thereafter be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

           Section 2.2 Per Share Amount Adjustments. Subject to AES' right of termination set forth in Section 9.1(c)(ii) hereof, in the event the SEC Exemption Order (as defined in Section 8.3(e) hereof) is issued by the Securities and Exchange Commission (the "SEC") after the date which is the nine-month anniversary of the date hereof, and provided that CILCORP shall have delivered to AES the CILCORP Certificate pursuant to Section 6.2(d) hereof, then the Per Share Amount shall be increased to $66.00 on the later to occur of (i) the day following the nine-month anniversary of the date hereof and (ii) the day after the date on which CILCORP delivers to AES the CILCORP Certificate. Throughout this Agreement, the date on which the Per Share Amount is increased to $66.00 pursuant to this Section 2.2 is referred to as the "First Adjustment Period." If the CILCORP Certificate is delivered after the nine-month anniversary but prior to the SEC Exemption Order being issued, then, following the First Adjustment Period, the Per Share Amount shall be increased from $66.00 by $0.00546448 per day for each day until the SEC Exemption Order is issued up to a maximum Per Share Amount of $68.00. Notwithstanding the above, in no event shall the Per Share Amount be increased for any period after which AES has irrevocably waived the condition set forth in Section 9.1(c)(ii) hereof.

           Section 2.3    Dissenting Shares.

                (a) Notwithstanding anything to the contrary contained in this Agreement, to the extent appraisal rights are available to CILCORP stockholders pursuant to the Illinois Act, any Shares held by a person who objects to the Merger, whose Shares either were not entitled to vote or were not voted in favor of the Merger and who complies with all of the provisions of the Illinois Act concerning the rights of such person to dissent from the Merger and to require appraisal of such person's Shares and who has not withdrawn such objection or waived such rights prior to the Closing Date (as defined in Section 3.1 hereof) ("Dissenting Shares") shall not be converted into or represent a right to receive cash pursuant to Section 2.1 hereof, but shall become the right to receive such consideration as may be determined to be due to the holder of such Dissenting Shares pursuant to the Illinois Act.

                (b)  Notwithstanding the provisions of
  subsection (a) of this Section, each Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the Illinois Act, shall be deemed to be converted, as of the Effective Time, into the right to receive cash as provided in Section 2.1(a) hereof, without interest thereon, upon surrender of the certificate or certificates representing such Shares in accordance with
  Section 2.4 hereof.

                (c) CILCORP shall give AES (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to the Illinois Act received by CILCORP in respect of demands for appraisal or payment of the fair value of any Shares and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Illinois Act. CILCORP shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of AES, settle or offer to settle any such demands.

           Section 2.4    Surrender of Shares; Stock Transfer
  Books.

                (a) Prior to the Effective Time, CILCORP shall designate a bank or trust company to act as paying agent (the "Paying Agent") for purposes of paying the amounts contemplated by Section 2.1 hereof. At the Effective Time, AES shall deposit, or cause to be deposited, with the Paying Agent for the benefit of holders of Shares, the aggregate consideration to which such holders shall be entitled when and as required pursuant to Section 2.1 hereof.

                (b) As soon as practicable after the Effective Time, AES shall cause the Paying Agent to mail to each holder of record as of the Effective Time of a certificate or certificates that have been converted pursuant to Section 2.1 hereof: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon actual delivery of the certificates to the Paying Agent) and (ii) instructions for effecting the surrender of the certificates and receiving the aggregate consideration to which such holder shall be entitled therefor pursuant to Section 2.1 hereof. Upon surrender of a certificate to the Paying Agent for cancellation, together with a duly executed letter of transmittal and such other documents as the Paying Agent may reasonably require, the holder of such certificate shall be entitled to receive in exchange therefor cash in an amount equal to the Per Share Amount multiplied by the number of Shares represented by such certificate. Until so surrendered, each such certificate (other than certificates representing Dissenting Shares and certificates representing Shares canceled pursuant to Section 2.1(b) hereof) shall be deemed at any time after the Effective Time to represent solely the right to receive upon such surrender the aggregate Per Share Amount relating thereto. No interest shall accrue or be paid on any cash payable upon the surrender of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares.

                (c) If payment of cash in respect of canceled Shares is to be made to a person other than the person in whose name a surrendered certificate or instrument is registered in the transfer records of CILCORP, it shall be a condition to such payment that the certificate or instrument so surrendered shall be properly endorsed or shall be other wise in proper form for transfer and shall be accompanied by evidence satisfactory to the Paying Agent that any transfer or other Taxes (as defined in Section 4.9 hereof) required by reason of such payment in a name other than that of the registered holder of the certificate or instrument either has been paid or is not payable.

                (d) At the Effective Time, the stock transfer books of CILCORP shall be closed and there shall not be any further registration of transfer of any shares of capital stock thereafter on the records of CILCORP. If, after the Effective Time, certificates for Shares are presented to the Surviving Corporation or AES, they shall be canceled and exchanged for cash as provided in Section 2.1(a) hereof and in this Section 2.4.

                (e) Promptly following the date which is six months after the Effective Time, the Paying Agent shall deliver to AES all cash (including any interest received with respect thereto), certificates and other documents in its possession relating to the transactions contemplated hereby, and the Paying Agent's duties shall terminate. Thereafter, each holder of a certificate representing Shares (other than certificates representing Dissenting Shares and certificates representing Shares canceled pursuant to Section 2.1(b) hereof) shall be entitled to look to the Surviving Corporation (subject to applicable abandoned property, escheat and similar laws) only as general creditors thereof with respect to the aggregate Per Share Amount payable upon due surrender of their certificates, without any interest or dividends thereon. Notwithstanding the foregoing, neither AES, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a certificate representing Shares for the Per Share Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                (f)  The Per Share Amount paid in the Merger
  shall be net to the holder of Shares in cash, subject to reduction only for (i) such amounts as AES or the Paying Agent are required to withhold or deduct under the Code (as defined in Section 4.9(e) of this Agreement) or any provision of state, local or foreign Tax law with respect to the making of such payment, and (ii) as set forth in Section 2.4(c) hereof, any stock transfer or other Taxes payable by reason of such payment being made in a name other than that of the registered holder of the certificate or instrument.

           Section 2.5 CILCORP Options. Two business days prior to the Closing Date, the CILCORP Shareholder Return Incentive Compensation Plan (the "CILCORP Option Plan") shall be amended (which such amendment shall be conditioned on the Closing occurring) to provide (i) as to all performance shares that have been granted under the CILCORP Option Plan and that have not been exercised prior to the date of such amendment (the "Performance Shares"), that such Performance Shares shall be cancelled as of the Closing Date and (ii) at the Closing CILCORP shall pay to each holder of Performance Shares a cash payment equal to the number of Performance Shares held immediately prior to such amendment multiplied by the excess of the Per Share Amount over $36.00 less the amount of all applicable federal, state and local withholding Taxes in connection with such payment. CILCORP shall take all actions necessary to ensure that such payment extinguishes all rights of such participants under the CILCORP Option Plan to receive either Shares or shares of common stock of AES at or after the Effective Time.


                           ARTICLE III

                           THE CLOSING

           Section 3.1 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022-3897 at 10:00 A.M., New York time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time, date and place as AES and CILCORP shall mutually agree (the "Closing Date").


                           ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF CILCORP

       CILCORP hereby represents and warrants to AES and Merger
  Sub as follows:

           Section 4.1 Organization and Qualification. CILCORP and each of the CILCORP Subsidiaries (as defined below) and, to the knowledge of CILCORP, each of the CILCORP Joint Ventures (as defined below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to so qualify and be in good standing, when taken together with all other such failures, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), prospects or the results of operations of CILCORP and the CILCORP Subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement and the Second Merger (any such material adverse effect, a "CILCORP Material Adverse Effect"). The term "Subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person directly or indirectly owns at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect a majority of the directors or similar members of the governing body, or otherwise to direct the management and policies, of such corporation or entity and the term "CILCORP Subsidiary" shall mean a Subsidiary of CILCORP. The term "Joint Venture" of a person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person directly or indirectly owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity of any such entity, other than equity interests held for passive investment purposes which are less than 5% of any class of the outstanding voting securities or equity of any such entity, and the term "CILCORP Joint Venture" shall mean a Joint Venture of CILCORP.

           Section 4.2 Subsidiaries. Section 4.2 of the disclosure schedule delivered by CILCORP to AES concurrent with the execution of this Agreement (the "CILCORP Disclosure Schedule") sets forth a list of all the CILCORP Subsidiaries and the CILCORP Joint Ventures, including the name of each such entity, a brief description of the principal line or lines of business conducted by each such entity and the interest of CILCORP and the CILCORP Subsidiaries therein. CILCORP is a "public-utility holding company" (as defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA")) exempt from all provisions (other than Section 9(a)(2)) of PUHCA, pursuant to Section 3(a)(1) in accordance with Rule 2 of PUHCA, and Central Illinois Light Company ("CILCO") is a "public-utility company" within the meaning of
  Section 2(a)(5) of PUHCA. With the exception of CILCO, no CILCORP Subsidiary or CILCORP Joint Venture is a "holding company" or a "public-utility company" within the meaning of Sections 2(a)(7) and 2(a)(5) of PUHCA, respectively, nor, except with respect to their relationship with CILCORP, are any of such entities an "affiliate" or a "subsidiary company" of a holding company within the meaning of Sections 2(a)(11) and 2(a)(8) of PUHCA, respectively. Except as set forth in
  Section 4.2 of the CILCORP Disclosure Schedule, (i) all of the issued and outstanding shares of capital stock of each CILCORP Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights and to the extent owned, directly or indirectly, by CILCORP, are owned free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever ("Liens"), and (ii) there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other pledges, security interests, claims, equities, charges, encumbrances, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating CILCORP or any CILCORP Subsidiary to issue, deliver or sell, pledge, grant a security interest or encumber, or cause to be issued, delivered or sold, pledged or encumbered or a security interest to be granted on, shares of capital stock of any CILCORP Subsidiary or obligating CILCORP or any CILCORP Subsidiary to grant, extend or enter into any such agreement or commitment.

           Section 4.3    Capitalization.

                (a) CILCORP. The authorized capital stock of CILCORP consists of 50,000,000 shares of common stock, no par value ( the "CILCORP Common Stock"), and 4,000,000 shares of preferred stock, no par value, none of which preferred stock is outstanding. As of the close of business on November 20, 1998, (i) 13,610,680 shares of CILCORP Common Stock were issued and outstanding (such number of shares is hereinafter referred to as the "Outstanding Shares"), (ii) 125,000 shares of CILCORP Common Stock were reserved for issuance pursuant to the CILCORP Option Plan, and (iii) no shares of CILCORP Common Stock were held by CILCORP in its treasury or by its wholly owned Subsidiaries. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") are issued or outstanding. All of the issued and outstanding shares of CILCORP Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. Since December 17, 1996, CILCORP has not issued any shares of capital stock of any class of CILCORP other than issuances of shares of CILCORP Common Stock pursuant to awards under the CILCORP Option Plan. As of the date of this Agreement, except as set forth in Section 4.3(a) of the CILCORP Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other pledges, security interests, encumbrances, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating CILCORP or any CILCORP Subsidiary to issue, deliver or sell, pledge, grant a security interest or encumber, or cause to be issued, delivered or sold, pledged or encumbered or a security interest to be granted on, shares of capital stock or any Voting Debt of CILCORP or obligating CILCORP or any CILCORP Subsidiary to grant, extend or enter into any such agreement or commitment. Except as set forth in Section 4.3(a) of the CILCORP Disclosure Schedule, there is no outstanding contractual commitment or obligation of CILCORP or any CILCORP Subsidiary to make any investment (in the form of a loan, capital contribution or otherwise) in any CILCORP Subsidiary or in any other person.

                (b)  CILCO.  The authorized capital stock of
  CILCO consists of 20,000,000 shares of common stock, no par value; 1,500,000 shares of preferred stock, par value $100 per share ("CILCO Preferred Stock"), consisting of 111,264 shares of 4.50 percent Series CILCO Preferred Stock ("4.50% Series Preferred"), 79,940 shares of 4.64 percent Series CILCO Preferred Stock ("4.64% Series Preferred"), and 1,308,796 shares of Undesignated Series CILCO Preferred Stock ("Undesignated Series Preferred"); 3,500,000 shares of Class A preferred stock, no par value ("CILCO Class A Preferred Stock"), consisting of 220,000 shares of 5.85 percent Series CILCO Class A Preferred Stock ("5.85% Series Class A Preferred"), 250,000 shares of Flexible Auction Rate Series CILCO Class A Preferred Stock ("Flexible Auction Rate Series Class A Preferred"); and 3,030,000 shares of Undesignated Series CILCO Class A Preferred Stock ("Undesignated Series Class A Preferred"); and 2,000,000 shares of Undesignated Series CILCO Preference Stock, no par value ("CILCO Preference Stock"). With respect to the capital stock of CILCO, (i) 13,563,871 shares of CILCO Common Stock are issued and outstanding, all of which are owned by CILCORP free and clear of any Liens and (ii) 111,264 shares of 4.50% Series Preferred, 79,940 shares of 4.64% Series Preferred, no shares of Undesignated Series Preferred, 220,000 shares of 5.85% Class A Series Preferred, 250,000 shares of Flexible Auction Rate Series Class A Preferred, 250,000 shares of Undesignated Series Class A Preferred and no shares of CILCO Preference Stock are issued and outstanding. No Voting Debt is issued or outstanding. All of the issued and outstanding shares of CILCO capital stock are validly issued, fully paid, nonassessable and free of preemptive rights. Since the date hereof, CILCO has not issued any shares of capital stock of any class of CILCO. As of the date of this Agreement, except as set forth in Section 4.3(b) of the CILCORP Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other pledges, security interests, encumbrances, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating CILCORP or any CILCORP Subsidiary to issue, deliver or sell, pledge, grant a security interest or encumber, or cause to be issued, delivered or sold, pledged or encumbered or a security interest to be granted on, shares of capital stock or any Voting Debt of CILCO or obligating CILCORP or any CILCORP Subsidiary to grant, extend or enter into any such agreement or commitment.

                (c) Indebtedness. Section 4.3(c)(i) of the CILCORP Disclosure Schedule sets forth a true and complete statement of the borrowing limit under all loan agreements (including indentures) of CILCORP and its Subsidiaries existing on the date hereof and Section 4.3(c)(ii) of the CILCORP Disclosure Schedule sets forth a true and complete statement of the total indebtedness of CILCORP and its Subsidiaries outstanding on the date hereof under such agreements.

           Section 4.4    Authority; Non-Contravention;
  Statutory Approvals; Compliance.

                (a) Authority. CILCORP has all requisite power and authority to enter into this Agreement and, subject to the receipt of the CILCORP Stockholders' Approval (as defined in Section 4.13 hereof) and the CILCORP Required Statutory Approvals (as defined in Section 4.4(c) hereof), to consummate the transactions contemplated hereby and, subject to receipt of the Second Merger Statutory Approvals (as defined in
  Section 4.4(c) hereof), to consummate the Second Merger if such were to be consummated. The execution and delivery of this Agreement and the consummation by CILCORP of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CILCORP, subject to obtaining the CILCORP Stockholders' Approval. This Agreement has been duly and validly executed and delivered by CILCORP, and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, this Agreement constitutes the valid and binding obligation of CILCORP enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                (b)  Non-Contravention.  The execution and
  delivery of this Agreement by CILCORP do not, and the consummation of the Merger and the other transactions contemplated hereby and if such were consummated, the Second Merger, will not, in any respect, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of CILCORP or any of the CILCORP Subsidiaries or the imposition or administration of any other penalty or fee (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss, creation or imposition, is referred to herein as a "Violation" with respect to CILCORP, the CILCORP Subsidiaries and the CILCORP Joint Ventures, and such term when used in Article V shall have a correlative meaning with respect to AES) pursuant to any provisions of (i) the Articles of Incorporation, By-Laws or similar governing documents of CILCORP or any of the CILCORP Subsidiaries or the CILCORP Joint Ventures, (ii) subject to obtaining the CILCORP Required Statutory Approvals (as defined in Section 4.4(c) hereof), the Second Merger Statutory Approvals (as defined in Section 4.4(c) hereof) and the receipt of the CILCORP Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "Governmental Authority") applicable to CILCORP or any of the CILCORP Subsidiaries or the CILCORP Joint Ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 4.4(b)(i) of the CILCORP Disclosure Schedule for the Second Merger (the "CILCORP Second Merger Required Consents"), and set forth in
  Section 4.4(b)(ii) of the CILCORP Disclosure Schedule for the Merger and the other transactions contemplated hereby (the "CILCORP Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which CILCORP or any of the CILCORP Subsidiaries or the CILCORP Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations which would not, in the aggregate, have a CILCORP Material Adverse Effect.

                (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by CILCORP or the consummation by CILCORP of the Merger and the other transactions contemplated hereby, except as described in
  Section 4.4(c)(i) of the CILCORP Disclosure Schedule, (the "CILCORP Required Statutory Approvals") and except as described in Section 4.4(c)(ii) of the CILCORP Disclosure Schedule with respect to the Second Merger (the "Second Merger Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such CILCORP Required Statutory Approvals and Second Merger Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

                (d) Compliance. Except as set forth in Section 4.4(d) of the CILCORP Disclosure Schedule or in Section 4.11 hereof, or as disclosed in the CILCORP SEC Reports (as defined in Section 4.5 hereof) filed on or prior to the date of this Agreement, neither CILCORP nor any of the CILCORP Subsidiaries nor, to the knowledge of CILCORP, any CILCORP Joint Venture is in violation of, is, to the knowledge of CILCORP, under investigation with respect to any violation of, or has been given notice of or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment, permit, license, concession or franchise (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations or failures to comply with Environmental Laws (which are the subject of Section 4.11 hereof) and except for violations which individually or in the aggregate do not, and insofar as reasonably can be foreseen will not, have a CILCORP Material Adverse Effect. Except as set forth in Section 4.4(d) or 4.11 of the CILCORP Disclosure Schedule, CILCORP and the CILCORP Subsidiaries and, to the knowledge of CILCORP, the CILCORP Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents, approvals and exemptions necessary to conduct their businesses as presently conducted which are material to the operation of the busi nesses of CILCORP and the CILCORP Subsidiaries. Except as set forth in Section 4.4(d) of the CILCORP Disclosure Schedule and
  Section 4.11 hereof, CILCORP and each of the CILCORP Subsidiaries and, to the knowledge of CILCORP, each of the CILCORP Joint Ventures is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by CILCORP or any CILCORP Subsidiary or, to the knowledge of CILCORP, any CILCORP Joint Venture under (i) its Articles of Incorporation, By-Laws or other organizational documents or
  (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which CILCORP or any CILCORP Subsidiary or any CILCORP Joint Venture is bound or to which any of its property is subject, except in the case of clause (ii) above, for violations, breaches or defaults which individually or in the aggregate do not, and insofar as reasonably can be foreseen will not, have a CILCORP Material Adverse Effect.

           Section 4.5 Reports and Financial Statements. The filings required to be made by CILCORP and the CILCORP Subsidiaries under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), PUHCA, the Federal Power Act (the "Power Act") and applicable state, municipal, local and other laws, including franchise and public utility laws and regulations, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, have been filed with the SEC, the Federal Energy Regulatory Commission (the "FERC") and the appropriate Illinois or other appropriate Governmental Authorities, as the case may be, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. CILCORP has made available to AES a true and complete copy of each report, schedule, registration statement and definitive proxy statement and all amendments thereto filed with the SEC by CILCORP or any CILCORP Subsidiary (or their predecessors) pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1996 (as such documents have since the time of their filing been amended, the "CILCORP SEC Reports"). As of their respective dates, the CILCORP SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of CILCORP and CILCO included in the CILCORP SEC Reports (collectively, the "CILCORP Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto) and fairly present the financial position of CILCORP and CILCO, as the case may be, as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the Articles of Incorporation and By-Laws of CILCORP and CILCO, as in effect on the date of this Agreement, are included (or incorporated by reference) in the CILCORP SEC Reports.

           Section 4.6    Absence of Certain Changes or Events;
  Absence of Undisclosed Liabilities.

                (a)  Absence of Certain Changes or Events.
  Except as set forth in Section 4.6(a) of the CILCORP Disclosure Schedule or as disclosed in the CILCORP SEC Reports filed prior to the date of this Agreement, since December 31, 1997, CILCORP and each of the CILCORP Subsidiaries and, to the knowledge of CILCORP, each of the CILCORP Joint Ventures, have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a CILCORP Material Adverse Effect.

                (b) Absence of Undisclosed Liabilities. Except as set forth in Section 4.6(b) of the CILCORP Disclosure Schedule or as disclosed in the CILCORP SEC Reports filed prior to the date of this Agreement, and except for liabilities, obligations or contingencies which are accrued or reserved against in the consolidated financial statements of CILCORP and CILCO or reflected in the notes thereto for the year ended December 31, 1997, or which were incurred after December 31, 1997 in the ordinary course of business and would not, in the aggregate, have a CILCORP Material Adverse Effect, neither CILCORP nor any CILCORP Subsidiary, nor, to the knowledge of CILCORP, any CILCORP Joint Venture, has any liabilities or obligations (whether absolute, accrued, contingent or otherwise and including, without limitation, margin loans) which are material to CILCORP and the CILCORP Subsidiaries taken as a whole.

           Section 4.7    Litigation.  Except as set forth in
  Section 4.7 of the CILCORP Disclosure Schedule or as disclosed in the CILCORP SEC Reports filed prior to the date of this Agreement, (a) there are no claims, suits, actions or proceedings pending before any court, Governmental Authority or any arbitrator or, to the knowledge of CILCORP, threatened, nor are there, to the knowledge of CILCORP, any investigations or reviews by any court, Governmental Authority or any arbitrator pending or threatened against, relating to or affecting CILCORP or any of the CILCORP Subsidiaries or, to the knowledge of CILCORP, the CILCORP Joint Ventures, (b) there have not been any significant developments since December 31, 1997 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews and (c) there are no judgments, decrees, injunctions, rules or orders of any Governmental Authority or any arbitrator applicable to CILCORP or any of the CILCORP Subsidiaries or, to the knowl edge of CILCORP, applicable to any of the CILCORP Joint Ventures, which, when taken together with any other nondisclosures described in clauses (a), (b) or (c), could, if determined adversely to CILCORP, any CILCORP Subsidiary or any CILCORP Joint Venture, have a CILCORP Material Adverse Effect.

           Section 4.8    Proxy Statement.   At the dates mailed
  to stockholders of CILCORP and at the time of the meeting of such stockholders to be held in connection with the Merger and the other transactions contemplated hereby, the Proxy Statement (as defined in Section 7.2(a) hereof), (i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, provided, however, CILCORP makes no representation or warranty as to any information provided by AES pursuant to Section 5.5 hereof.

           Section 4.9     Tax Matters.  For purposes of this
  Agreement: (i) "Taxes" (including, with correlative meaning, the word "Tax") shall include any and all federal, state, county, local, foreign or other taxes, charges, imposts, rates, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance, withholding or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability, (ii) "Taxing Authority" means any Governmental Authority or any subdivision, agency, court, commission, instrumentality or official thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection, imposition or administration of any Tax (including the Internal Revenue Service (the "IRS")) and (iii) "Tax Return" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) required to be filed with or supplied to, or, where none is required to be filed with or supplied to a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax (including, without limitation, any combined, consolidated or unitary returns for any group of entities that includes CILCORP or any CILCORP Subsidiary). Except as specifically identified in the relevant section of the CILCORP Disclosure
  Schedule:

                (a) Filing of Timely Tax Returns. CILCORP and each of the CILCORP Subsidiaries have timely filed (or there has been timely filed on their behalf) all Tax Returns required to be filed by or on behalf of each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct.

                (b) Payment of Taxes. CILCORP and each of the CILCORP Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are due and payable from them.

                (c)  Tax Reserves.   The accrual for Taxes on
  the most recent CILCORP Financial Statements is in an amount at least equal to the sum of CILCORP' and the CILCORP Subsidiaries' liability for Taxes (other than Taxes previously paid over to the appropriate Taxing Authority) for all Tax periods (and portions thereof) ending on or before the date of such financial statements plus their deferred Tax liability.

                (d) Tax Liens. There are no Tax liens upon the assets, properties or business of CILCORP or any of the CILCORP Subsidiaries except liens for Taxes not yet due or being contested in good faith through appropriate proceedings and for which adequate reserves have been established in the CILCORP Financial Statements.

                (e) Withholding Taxes. CILCORP and each of the CILCORP Subsidiaries have complied in all material respects with the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable laws relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Code Sections 1441 through 1464, 3401 through 3406 and 6041 through 6049, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper Taxing Authorities all amounts required.

                (f) Extensions of Time for Filing Tax Returns. Neither CILCORP nor any of the CILCORP Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

                (g) Waivers of Statute of Limitations. Neither CILCORP nor any of the CILCORP Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                (h) Expiration of Statute of Limitations. The statutes of limitations for the assessment of all Taxes with respect to all Tax Returns of CILCORP and the CILCORP Subsidiaries for all Tax periods have expired. Prior to the date of this Agreement, CILCORP has provided AES with written schedules of (i) the Tax years of CILCORP and each CILCORP Subsidiary for which any statute of limitation with respect to any Tax has not expired and (ii) with respect to any franchise Tax and any Tax based on net income, gross receipts or gross income, for all Tax years of CILCORP and each CILCORP Subsidiary for which the statutes of limitations have not yet expired, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. No deficiency for any Taxes has been proposed, asserted or assessed against CILCORP or any of the CILCORP Subsidiaries that has not been resolved and paid in full.

                (i)  Audit, Administrative and Court
  Proceedings. No audits or other proceedings by any Taxing Authority are presently pending, or, to the knowledge of CILCORP or any of the CILCORP Subsidiaries, threatened, with regard to any Taxes or Tax Returns of CILCORP or any of the CILCORP Subsidiaries.

                (j) Powers of Attorney. No power of attorney currently in force has been granted by CILCORP or any of the CILCORP Subsidiaries concerning any Tax matter.

                (k) Tax Rulings. Neither CILCORP nor any of the CILCORP Subsidiaries has received or requested a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling," as used in this Agreement, shall mean any written ruling of (or other written guidance from) a Taxing Authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a Taxing Authority relating to Taxes.

                (l) Availability of Tax Returns. CILCORP has made available to AES complete and accurate copies of (i) all Tax Returns for open years, and any amendments thereto, filed by or on behalf of CILCORP or any of the CILCORP Subsidiaries,
  (ii) all audit reports or written proposed adjustments (whether formal or informal) received from any Taxing Authority relating to any Tax Return filed by or on behalf of CILCORP or any of the CILCORP Subsidiaries and (iii) any Tax Ruling or request for a Tax Ruling applicable to CILCORP or any of the CILCORP Subsidiaries and Closing Agreements entered into by CILCORP or any of the CILCORP Subsidiaries.

                (m) Tax Sharing Agreements. Neither CILCORP nor any CILCORP Subsidiary is a party to, is bound by, or has any obligation under, any agreement relating to the allocation or sharing of Taxes or has any liability for the Taxes of any person other than CILCORP or the CILCORP Subsidiaries, as a transferee, or successor or otherwise (including, without limitation, any liability under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law).

                (n) Code Section 341(f). Neither CILCORP nor any of the CILCORP Subsidiaries has filed (or will file prior to the Closing) a consent pursuant to Code Section 341(f) or has agreed to have Code Section 341(f)(2) apply to any disposi tion of a subsection (f) asset (as that term is defined in Code Section 341(f)(4)) owned by CILCORP or any of the CILCORP Subsidiaries.

                (o) Code Section 168. No property of CILCORP or any of the CILCORP Subsidiaries is property that CILCORP or any CILCORP Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Code Section 168(f)(8) (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code
  Section 168(h).

                (p)  Code Section 481 Adjustments.  Neither
  CILCORP nor any of the CILCORP Subsidiaries is required to include in income for any Tax period ending after the date hereof any adjustment pursuant to Code Section 481(a) by reason of a voluntary change in accounting method of CILCORP or any of the CILCORP Subsidiaries, nor has the IRS proposed any such adjustment or change in accounting method.

                (q) Acquisition Indebtedness. No indebtedness of CILCORP or any of the CILCORP Subsidiaries is "corporate acquisition indebtedness" within the meaning of Code Section 279(b) or an "applicable high yield discount obligation" within the meaning of Code Section 163(i).

                (r) Consolidated Tax Returns. Neither CILCORP nor any of the CILCORP Subsidiaries has ever been a member of an affiliated group of corporations (within the meaning of Code Section 1504(a)) filing consolidated Tax Returns, other than the affiliated group of which CILCORP is the common parent.

                (s)  5% Foreign Stockholders.  Based on any
  Schedule 13D and 13G filings with the SEC with respect to CILCORP and any other relevant information within CILCORP's knowledge, no foreign person has owned 5% or more of the outstanding shares of CILCORP Common Stock at any time during the five year period ending on the Closing Date.

           Section 4.10   Employee Matters; ERISA.

                (a)  Benefit Plans.  Section 4.10(a) of the
  CILCORP Disclosure Schedule contains a true and complete list of each employee benefit plan, practice, program or arrangement currently sponsored, maintained or contributed to by CILCORP or any of the CILCORP Subsidiaries for the benefit of employees, former employees or directors and their beneficiaries in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan, program, arrangement or agreement, any health, medical, welfare, disability, life insurance, bonus, option, stock appreciation plan, performance stock plan, restricted stock plan, deferred compensation plan, retiree benefits plan, severance pay and other employee benefit or fringe benefit plan and any employment, consulting, non-compete, severance or change in control agreement (collectively, the "CILCORP Benefit Plans"), together with, for any option, stock appreciation plan, performance stock plan, restricted stock plan, deferred compensation plan and supplemental retirement plan, the current amounts or benefits granted or payable under each and reasonable details (including exercise prices) regarding the outstanding options to purchase shares of CILCORP Common Stock (the "CILCORP Options") or other securities which represent the right (contingent or other) to purchase or receive shares of CILCORP Common Stock or, following the Merger, of the common stock, no par value, of the Surviving Corporation or of the common stock, par value $.01 per share, of AES ("AES Common Stock"). For the purposes of this Section 4.10, the term "CILCORP" shall be deemed to include predecessors thereof.

                (b)  Contributions.  Except as set forth in
  Section 4.10(a) of the CILCORP Disclosure Schedule, all material contributions and other payments required to be made by CILCORP or any of the CILCORP Subsidiaries to any CILCORP Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in the CILCORP Financial Statements. Except as set forth in Section 4.10(a) of the CILCORP Disclosure Schedule, (i) the current value of all accrued benefits under any CILCORP Benefit Plan does not exceed the current value of the assets of such plan and (ii) neither CILCORP nor any entity which is or ever has been considered as a single employer together with CILCORP or CILCO pursuant to Section 414 of the Code contributes or has contributed, during the eight-year period immediately prior to the date of this Agreement, to a multiemployer plan (as defined in Section 3(37) of ERISA), or has any liability under ERISA Section 4203 or Section 4205 in respect of any such plan.

                (c) Qualification; Compliance. Except as set forth in Section 4.10(c) of the CILCORP Disclosure Schedule, each of the CILCORP Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and no circumstances exist that are reasonably expected by CILCORP to result in the revocation of any such determination. CILCORP and each of the CILCORP Subsidiaries are in compliance in all material respects with, and each CILCORP Benefit Plan is and has been operated in all material respects in compliance with the terms thereof and all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each CILCORP Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other income Tax benefits complies in all material respects with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income Tax benefits.

                (d) Liabilities. With respect to the CILCORP Benefit Plans individually and in the aggregate, there are no actions, suits, claims (other than claims for benefits in the ordinary course) pending or, to the knowledge of CILCORP, threatened and no event has occurred, and, there exists no condition or set of circumstances that could subject CILCORP or any of the CILCORP Subsidiaries to any liability arising under the Code, ERISA or any other applicable law including, without limitation, any liability of any kind whatsoever, whether direct or indirect, contingent, inchoate or otherwise, to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC"), or under any indemnity agreement to which CILCORP or any of the CILCORP Subsidiaries is a party, in each such case, which liability, individually or in the aggregate, could reasonably be expected to have a CILCORP Material Adverse Effect.

                (e)  Welfare Plans.  Except as set forth in
  Section 4.10(e) of the CILCORP Disclosure Schedule, none of the CILCORP Benefit Plans that are "welfare plans", within the meaning of Section 3(1) of ERISA, provides for any benefits payable to or on behalf of any employee or director after termination of employment or service, or after retirement, as the case may be, other than elective continuation required pursuant to Code Section 4980B or coverage which expires at the end of the calendar month following such event. Each such plan that is a "group health plan" (as defined in Code Section 4980B(g)) has been operated in compliance with Code Section 4980B in all material respects at all times.

                (f) Documents Made Available. CILCORP has made available to AES a true and correct copy of each collective bargaining agreement to which CILCORP or any of the CILCORP Subsidiaries is a party or under which CILCORP or any of the CILCORP Subsidiaries has obligations, and with respect to each CILCORP Benefit Plan, to the extent applicable, (i) such plan and summary plan description (including all amendments to each such document), (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such plan, (v) the most recent actuarial report or valuation and (vi) all material employee communications.

                (g) Payments Resulting from Merger and Other Severance Payments. Except as set forth in Section 4.10(g) of the CILCORP Disclosure Schedule or as specifically provided for in this Agreement, (i) the announcement or consummation of the Merger or any other transaction contemplated by this Agreement or the Second Merger will not (either alone or upon the occurrence of any additional or further acts or events, including, without limitation, termination of employment) result in any (A) payment (whether of severance pay or otherwise) becoming due from CILCORP or any of the CILCORP Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement or (B) benefit being established or becoming accelerated, vested or payable under any CILCORP Benefit Plan and (ii) neither CILCORP nor any of the CILCORP Subsidiaries is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee, (B) any consulting contract with any person who prior to entering into such contract was a director or officer of CILCORP or any of the CILCORP Subsidiaries or
  (C) any material plan, agreement, arrangement or understanding similar to the foregoing.

                (h) Labor Agreements. As of the date hereof, except as set forth in Section 4.10(h) of the CILCORP Disclosure Schedule, neither CILCORP nor any of the CILCORP Subsidiaries is a party to or bound by any collective bargaining agreement or other labor agreement with any union or labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of CILCORP or any of the CILCORP Subsidiaries.
  To the knowledge of CILCORP, as of the date hereof, there is no current union representation question involving employees of CILCORP or any of the CILCORP Subsidiaries, nor does CILCORP know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. There are no written personnel policies, rules or procedures applicable to employees of CILCORP or any of the CILCORP Subsidiaries, other than those set forth in Section 4.10(h) of the CILCORP Disclosure Schedule, true and correct copies of which have heretofore been delivered to AES. Except as set forth in Section 4.10(h) of the CILCORP Disclosure Schedule, (i) there is no grievance arising out of any collective bargaining agreement or other grievance procedure, unfair labor practice, employment discrimination or other investigation, charge or complaint against CILCORP or any of the CILCORP Subsidiaries pending or, to the knowledge of CILCORP, threatened, which has or could reasonably be expected to have a CILCORP Material Adverse Effect, (ii) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of CILCORP, threatened, against or involving CILCORP or any of the CILCORP Subsidiaries which has or could reasonably be expected to have, a CILCORP Material Adverse Effect and during the past five years there has not been any such action, (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of CILCORP, threatened, in respect of which any director, officer, employee or agent of CILCORP or any of the CILCORP Subsidiaries is or may be entitled to claim indemnification from CILCORP pursuant to their respective Articles of Incorporation or By-Laws or as provided in the Indemnification Agreements listed in Section 4.10(h) of the CILCORP Disclosure Schedule. Except as set forth in Section 4.10(h) of the CILCORP Disclosure Schedule, CILCORP and the CILCORP Subsidiaries have complied in all material respects with all laws relating to the employment of labor, including without limitation any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar Taxes, and no person has, to the knowledge of CILCORP, asserted that CILCORP or any of the CILCORP Subsidiaries is liable in any material amount for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing. Since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), neither CILCORP nor any of the CILCORP Subsidiaries has effectuated, without complying with the applicable requirements of the WARN Act,
  (a) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of CILCORP or any of the CILCORP Subsidiaries; or (b) a "mass layoff" (as de fined in the WARN Act) affecting any site of employment or facility of CILCORP or any of the CILCORP Subsidiaries; nor has CILCORP or any of the CILCORP Subsidiaries been affected by any transaction or engaged in layoffs or employment termina tions sufficient in number to trigger application of any simi lar state, local or foreign law or regulation without complying with the applicable requirements of such law or regulation.

                (i) Parachute Payments. Section 4.10(i)(a) of the CILCORP Disclosure Schedule sets forth (i) the name of each employee, former employee or other person who is or was providing services to CILCORP or any of the CILCORP Subsidiar ies and who, in connection with the Merger, the other transactions contemplated by this Agreement or the Second Merger, will receive, or will or may become entitled to receive in the future or upon termination of such person's employment, any payments (including, without limitation, accelerated vesting of CILCORP Options or other equity-based awards) which could reasonably be expected to constitute "excess parachute payments" with respect to such person within the meaning of Section 280G of the Code ("Excess Parachute Payments") and (ii) a description of the arrangements that could give rise to such Excess Parachute Payments. Section 4.10(i)(b) of the CILCORP Disclosure Schedule sets forth the maximum sum of the aggregate change in control payments and entitlements (including, without limitation, accelerated vesting of CILCORP Options or other equity-based awards) which any employee, former employee, or other person who is or was providing services to CILCORP or any of the CILCORP Subsidiaries may be entitled to receive now or in the future (including upon termination of such person's employment) in connection with the Merger, the other transactions contemplated by this Agreement and the Second Merger. Section 4.10(i)(c) of the CILCORP Disclosure Schedule sets forth the maximum sum of (i) the Tax cost associated with the loss of deductions under Section 280G with respect to such Excess Parachute Payments and (ii) the amount of any excise taxes that may be imposed with respect to such Excess Parachute Payments and any gross-ups on such amounts.

                (j)  Section 162(m).  Except as set forth in
  Section 4.10(j) of the CILCORP Disclosure Schedule, no payments to any executive officer of CILCORP or any of the CILCORP Subsidiaries will fail to be deductible for federal income Tax purposes by reason of the deduction limit imposed under Section 162(m) of the Code. Section 4.10(j) of the CILCORP Disclosure Schedule sets forth the name of each executive officer who will receive compensation which may not be fully deductible by reason of the application of Section 162(m), and a reasonable estimate of the amount of such potentially nondeductible compensation.

           Section 4.11   Environmental Protection.

                (a)  Definitions.  As used in this Agreement:

                     (i)  "Environmental Claim" means any and
  all written administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, spent fuel or waste disposal costs, decommissioning costs, governmental response costs, removal costs, remediation costs, natural resources damages, property damages, personal injuries or civil or criminal penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                     (ii) "Environmental Laws" means all
  applicable federal, state and local laws, rules, regulations, ordinances, orders, directives and any binding judicial or administrative interpretation thereof, and common law and equitable doctrines relating to pollution, the environment (including, without limitation, indoor or ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health or safety as it relates to the environment including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                     (iii)     "Hazardous Materials" means (A)
  any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls; (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited or regulated under any Environmental Law.

                     (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, sediments, surface water, groundwater or property.

                (b) Compliance. Except as set forth in Section 4.11(b)(i) of the CILCORP Disclosure Schedule, CILCORP and each of the CILCORP Subsidiaries and, to the knowledge of CILCORP, the CILCORP Joint Ventures, are in compliance with all applicable Environmental Laws except where the failure to so comply would not have a CILCORP Material Adverse Effect, and neither CILCORP nor any of the CILCORP Subsidiaries has received any written communication from any person or Governmental Authority that alleges that CILCORP or any of the CILCORP Subsidiaries or, to the knowledge of CILCORP, the CILCORP Joint Ventures is not in such compliance with applicable Environmental Laws. Except as set forth in Section 4.11(b)(ii) of the CILCORP Disclosure Schedule, to the knowledge of CILCORP, compliance with all applicable Environmental Laws will not require CILCORP or any CILCORP Subsidiary or, to the knowledge of CILCORP, any CILCORP Joint Venture to incur material expenditures beyond that currently budgeted in the five CILCORP fiscal years beginning with January 1, 1998 (as disclosed to AES prior to the date of this Agreement), including but not limited to the costs of CILCORP and CILCORP Subsidiary and CILCORP Joint Venture pollution control equipment required or reasonably contemplated to be required in the future.

                (c) Environmental Permits. Except as set forth in Section 4.11(c) of the CILCORP Disclosure Schedule, CILCORP and each of the CILCORP Subsidiaries and, to the knowledge of CILCORP, the CILCORP Joint Ventures, have obtained or have applied for all permits, licenses, registrations, consents, and other governmental authorizations required under any Environmental Law ("Environmental Permits") necessary for the construction of its facilities or the conduct of its operations except where the failure to so obtain would not have a CILCORP Material Adverse Effect, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and CILCORP and the CILCORP Subsidiaries and, to the knowledge of CILCORP, the CILCORP Joint Ventures are in compliance with all terms and conditions of all Environmental Permits necessary for the construction of its facilities or the conduct of its operations, except where the failure to so comply, in the aggregate, would not have a CILCORP Material Adverse Effect.

                (d) Environmental Claims. Except as set forth in Section 4.11(d) of the CILCORP Disclosure Schedule, there is no Environmental Claim pending (or, to the knowledge of CILCORP, threatened) (A) against CILCORP or any of the CILCORP Subsidiaries or, to the knowledge of CILCORP, any of the CILCORP Joint Ventures, (B) to the knowledge of CILCORP, against any person or entity whose liability for any Environmental Claim CILCORP, any of the CILCORP Subsidiaries or CILCORP Joint Ventures has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which CILCORP or any of the CILCORP Subsidiaries or, to the knowledge of CILCORP, any of the CILCORP Joint Ventures owns, leases or manages, in whole or in part, which, if adversely determined, would have, individually or in the aggregate, a CILCORP Material Adverse Effect.

                (e) Releases. Except as set forth in Section 4.11(e) of the CILCORP Disclosure Schedule, CILCORP has no knowledge of any Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against CILCORP or any of the CILCORP Subsidiaries or the CILCORP Joint Ventures, or against any person or entity whose liability for any Environmental Claim CILCORP or any of the CILCORP Subsidiaries or the CILCORP Joint Ventures has or may have retained or assumed either contractually or by operation of law except for any Environmental Claim which would not have, individually or in the aggregate, a CILCORP Material Adverse Effect.

                (f)  Predecessors. Except as set forth in
  Section 4.11(f) of the CILCORP Disclosure Schedule, CILCORP has no knowledge, with respect to any predecessor of CILCORP or any of the CILCORP Subsidiaries or the CILCORP Joint Ventures, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, which, if determined adversely, could reasonably be expected to require payments of $500,000 or more or which could reasonably be expected to have a CILCORP Material Adverse Effect.

                (g)  Disclosure.  CILCORP has disclosed in
  writing to AES all material facts which CILCORP reasonably believes could have a CILCORP Material Adverse Effect arising from (i) the cost of CILCORP pollution control equipment (including, without limitation, upgrades and other modifications to existing equipment) currently required or reasonably contemplated to be required in the future, (ii) current remediation costs or costs to CILCORP or any of the CILCORP Subsidiaries for remediation reasonably contemplated to be required in the future or (iii) any other environmental matter affecting CILCORP or any of the CILCORP Subsidiaries.

                (h) Cost Estimates. To CILCORP's knowledge, no environmental matter set forth in the CILCORP SEC Reports or the CILCORP Disclosure Schedule could reasonably be expected to exceed the cost estimates provided in the CILCORP SEC Reports by an amount that individually or in the aggregate could reasonably be expected to have a CILCORP Material Adverse Effect.

                (i)  Orders; Environmental Indemnification.
  Except as set forth in Section 4.11(i) of the CILCORP Disclosure Schedule, neither CILCORP nor any of the CILCORP Subsidiaries nor, to the knowledge of CILCORP, any CILCORP Joint Ventures, are or have been subject to any administrative or judicial orders relating to Environmental Laws or Hazardous Materials, including, but not limited to, Hazardous Materials that have been Released at locations that are not currently owned or operated by CILCORP, the CILCORP Subsidiaries or any CILCORP Joint Ventures, except for such orders where CILCORP or any CILCORP Subsidiary or any CILCORP Joint Ventures completed all obligations under said orders (and where there are no outstanding potential obligations or penalties that could arise from said orders) more than five years prior to the date of this Agreement. Except as set forth in Section 4.11(i) of the CILCORP Disclosure Schedule, neither CILCORP nor any of the CILCORP Subsidiaries nor, to the knowledge of CILCORP, any CILCORP Joint Ventures, have entered into any agreements with any non-governmental persons requiring CILCORP, any CILCORP Subsidiary or, to the knowledge of CILCORP, any CILCORP Joint Venture to indemnify, reimburse or provide contribution to such other person for any matter related to Environmental Laws, Hazardous Materials, or the environment, except for such matters that have been fully resolved and where CILCORP, any CILCORP Subsidiary or any CILCORP Joint Venture has no further monetary or non-monetary obligation.

                (j)  NOx Emissions.  Section 4.11(j) of the
  CILCORP Disclosure Schedule is a true and correct description of (i) CILCORP current plan to comply with current or reasonably anticipated requirements relating to the control of atmospheric emissions of oxides of nitrogen (NOx), including, but not limited to, costs and expenses related to compliance with a rule issued by the EPA, published in the Federal Register on October 27, 1998, that requires 22 States and the District of Columbia to submit State implementation plan revisions to prohibit specified amounts of NOx ("NOx SIP Call"), and compliance with state statutes, regulations and policies promulgated or issued to implement the NOx SIP Call, and (ii) CILCORP best judgment as to the estimated capital costs and operating costs associated with such plan.

           Section 4.12 Regulation as a Utility. CILCO is regulated as a public utility by the FERC and in the State of Illinois and in no other state. Except as set forth in the preceding sentence or Section 4.12 of the CILCORP Disclosure Schedule, neither CILCORP nor any "subsidiary company" or "affiliate" (as each such term is defined in PUHCA) of CILCORP (other than CILCO) is subject to regulation as a public utility or public service company (or similar designation) by the FERC or any municipality, locality, state in the United States or any foreign country.

           Section 4.13 Vote Required. The approval of the Merger by the affirmative vote of two-thirds of the votes entitled to be cast by holders of CILCORP Common Stock (the "CILCORP Stockholders' Approval") is the only vote of the holders of any class or series of the capital stock of CILCORP or any of the CILCORP Subsidiaries required to approve this Agreement, the Merger, the other transactions contemplated hereby and the Second Merger.

           Section 4.14   Insurance.  Except as set forth in
  Section 4.14 of the CILCORP Disclosure Schedule, CILCORP and each of the CILCORP Subsidiaries is, and has been continuously since January 1, 1996, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by CILCORP and the CILCORP Subsidiaries during such time period. Neither CILCORP nor any of the CILCORP Subsidiaries is in default under or has received any notice of cancellation or termination with respect to any material insurance policy of CILCORP or any of the CILCORP Subsidiaries. The insurance policies of CILCORP and each of the CILCORP Subsidiaries are valid and enforceable policies and will remain in effect following the Merger and the Second Merger.

           Section 4.15 Opinion of Financial Advisor. The Board of Directors of CILCORP has received the opinion of Salomon Smith Barney ("Salomon"), dated the date of this Agreement, to the effect that, as of the date thereof, the Per Share Amount to be received by the holders of CILCORP Common Stock in the Merger is fair from a financial point of view to the holders of CILCORP Common Stock.

           Section 4.16 Brokers. No broker, finder or investment banker (other than Salomon) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CILCORP or any CILCORP Subsidiary. CILCORP has heretofore furnished to AES a complete and correct copy of all agreements between CILCORP and Salomon, pursuant to which such firm would be entitled to any payment relating to the Merger.

           Section 4.17   Non-Applicability of Certain
  Provisions of Illinois Act. None of the business combination provisions of Section 5/7.85 and Section 5/11.75 of the Illinois Act or any similar provisions of the Illinois Act, the Articles of Incorporation or By-Laws of CILCORP are applicable to the transactions contemplated by this Agreement because such provisions do not apply by their terms or because any required approvals of the Board of Directors of CILCORP have been obtained.

           Section 4.18 CILCORP Rights Agreement. Prior to the date of this Agreement, CILCORP has delivered to AES and its counsel a true and complete copy of the Rights Agreement, dated as of October 29, 1996, between Continental Stock Transfer and Trust Company and CILCORP (the "CILCORP Rights Agreement"), in effect as of the date hereof. As promptly as practicable on or after the date hereof, but in no event later than the date of delivery of the CILCORP Certificate, CILCORP will amend the CILCORP Rights Agreement, as necessary (the "Rights Amendment"), (i) to prevent the Merger, the other transactions contemplated hereby and the Second Merger from resulting in the distribution of separate rights certificates or the occurrence of a Distribution Date (as defined in the CILCORP Rights Agreement) or being deemed a Triggering Event (as defined in the CILCORP Rights Agreement) and (ii) to provide that neither AES nor any AES Subsidiary shall be deemed to be an Acquiring Person (as defined in the CILCORP Rights Agreement) by reason of the Merger, the other transactions contemplated by this Agreement and the Second Merger. CILCORP represents that the Rights Amendment will be sufficient to render the Preferred Stock Purchase Rights (the "Rights") inoperative with respect to any acquisition of Shares by AES, any AES Subsidiary or any of their affiliates pursuant to this Agreement. CILCORP represents that as a result of the Rights Amendment, the Rights will not be exercisable upon or at any time after the Merger or the Second Merger by reason of the transactions contemplated hereby.

           Section 4.19 Year 2000 Compliance. The computer software operated by CILCORP and its Subsidiaries which is used in the conduct of their business is capable of providing or being adapted to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. CILCORP reasonably believes as of the date hereof that the remaining cost of adaptions referred to in the foregoing sentence will not exceed $22.0 million, and all such costs have been included in CILCORP's budget for capital expenditures set forth in Section 6.1(k) of the CILCORP Disclosure Schedule.

           Section 4.20 Title to Real Property. Except as set forth in Section 4.20 of the CILCORP Disclosure Schedule or except as is not reasonably likely to result in a CILCORP Material Adverse Effect, CILCORP and each CILCORP Subsidiary:
  (i) owns and has good, valid and marketable title in fee simple to the real property owned by such party, free and clear of Liens, except for (A) minor imperfections of title, easements and rights of way, none of which, individually or in the aggregate, materially detracts from the value of or impairs the use of the affected property or impairs the operations of CILCORP or any CILCORP Subsidiary and (B) Liens for current Taxes not yet due and payable ((A) and (B) are collectively referred to as "Permitted CILCORP Liens"); (ii) is in peaceful and undisturbed possession of the space and/or estate under each lease under which it is a tenant, and there are no material defaults by it as tenant thereunder; and (iii) has good and valid rights of ingress and egress to and from all the real property owned or leased by such party from and to the public street systems for all usual street, road and utility purposes. The failure to hold any easements or rights of way will not have a CILCORP Material Adverse Effect.

           Section 4.21 Assets Other than Real Property Interests. CILCORP or a CILCORP Subsidiary has good and valid title to all material assets reflected on the most recent balance sheet included in the CILCORP SEC Reports (the "Balance Sheet") or thereafter acquired, except those sold or otherwise disposed of for fair value since the date of the Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all mortgages, liens, security interests or encumbrances of any kind except (i) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and that may thereafter be paid without penalty, (ii) mortgages, liens, security interests and encumbrances which secure debt that is reflected as a liability on the Balance Sheet and the existence of which is indicated in the notes thereto and (iii) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of CILCORP and each of the CILCORP Subsidiaries as presently conducted. All the material tangible personal property of CILCORP and the CILCORP Subsidiaries has been maintained in all material respects in accordance with the past practice of CILCORP and the CILCORP Subsidiaries and generally accepted industry practice. Each item of material tangible personal property of CILCORP and the CILCORP Subsidiaries is in all material respects in good working order and is adequate and sufficient for CILCORP' intended purposes, ordinary wear and tear excepted. All leased personal property of CILCORP and its subsidiaries is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

           Section 4.22 Intellectual Property. CILCORP and each of the CILCORP Subsidiaries own, or possess licenses or other valid rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, trade secrets, applications to register, and registrations for, the foregoing trademarks, service marks, know-how and other proprietary rights and information (collectively, "Intellectual Property") necessary in connection with the business of CILCORP and the CILCORP Subsidiaries as currently conducted, except where the failure to possess such rights or licenses or valid rights to use would not have a CILCORP Material Adverse Effect, and (i) the conduct of the business of CILCORP and each of the CILCORP Subsidiaries as currently conducted does not infringe upon any Intellectual Property of any third party except where such infringement would not result in a CILCORP Material Adverse Effect and (ii) no person is infringing upon any Intellectual Property of CILCORP or any CILCORP Subsidiary except where such infringement would not result in a CILCORP Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the Merger, the other transactions contemplated hereby and the Second Merger will not result in the loss of, or any encumbrance on, the rights of CILCORP or any CILCORP Subsidiary with respect to the Intellectual Property owned or used by them, except where such loss or encumbrance would not have a CILCORP Material Adverse Effect.

           Section 4.23 Transactions with Affiliates. Except as set forth in Section 4.23 of the CILCORP Disclosure Schedule or in the CILCORP SEC Reports, there is no agreement, contract or other arrangement between CILCORP and any CILCORP Subsidiary, on the one hand, and any affiliate (other than CILCORP or a CILCORP Subsidiary), on the other hand, that will continue in effect subsequent to the Closing Date. After the Closing Date no affiliate of CILCORP or any CILCORP Subsidiary (other than CILCORP or any CILCORP Subsidiary) will have any material interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of CILCORP or any CILCORP Subsidiary. No affiliate of CILCORP or any CILCORP Subsidiary (other than CILCORP or any CILCORP Subsidiary) has any direct or indirect ownership interest in any person (other than the ownership of 5% or less of the stock of any person held as a passive investment) in which CILCORP or any CILCORP Subsidiary has any direct or indirect ownership interest or with which CILCORP or any CILCORP Subsidiary competes or has a business relationship.

           Section 4.24 Discontinued Business. Section 4.24(i) of the CILCORP Disclosure Schedule contains a true and complete list of each CILCORP Subsidiary which has ceased operations or discontinued any business (the "Discontinued Business") since January 1, 1997. Except for liabilities, contingent or otherwise, disclosed in Section 4.24(ii) of the CILCORP Disclosure Schedule, neither CILCORP nor any CILCORP Subsidiary has any liabilities or obligations, contingent or otherwise, with respect to a Discontinued Business and no creditor of any Discontinued Business has any recourse against CILCORP or any CILCORP Subsidiary.

           Section 4.25 Captive Insurance Business. National Professional Casualty Company is licensed as a pure captive insurance company within the meaning of Section 6001 of the Vermont Insurance Laws, and has all insurance licenses, permits and authorizations required to operate its business as currently conducted. At no time has National Professional Casualty Company insured any risks other than those of QST Environmental Inc. and its Subsidiaries. The loss and loss adjustment expense reserves reflected on National Professional Casualty Company's most recently filed statutory statement were established in accordance with generally accepted actuarial standards consistently applied and are adequate to meet all liabilities on insurance policies issued by National Professional Casualty Company. CILCORP has previously delivered to AES the most recent market conduct and financial examinations report of National Professional Casualty Company issued by any insurance regulatory authority, and all material deficiencies or violations in such reports have been resolved to the satisfaction of the insurance regulatory authorities. Except as set forth in Section 4.25 of the CILCORP Disclosure Schedule, there are no pending market conduct examinations or inquiries by any insurance regulatory authority with respect to National Professional Casualty Company.

           Section 4.26 Contractual Obligations. Section 4.26 of the CILCORP Disclosure Schedule sets forth a true and complete list of all contractual commitments or other contractual obligations of CILCORP and the CILCORP Subsidiaries to make investments or purchase an equity interest in, make contributions to, or otherwise fund the operations, expenses or capital of, any person. The execution and delivery of this Agreement by CILCORP do not, and the consummation of the Merger and the other transactions contemplated hereby and if such were consummated, the Second Merger, will not result in any obligation on the part of CILCORP or any CILCORP Subsidiaries to pay money to, guarantee the performance or obligations of, or cause AES to guarantee the performance or obligations of, any person, including in connection with obtaining the CILCORP Required Consents and the CILCORP Second Merger Required Consents, under any note, bond, mortgage, indenture or deed of trust or any material contract, lease or other agreement of any kind to which CILCORP or any of the CILCORP Subsidiaries or the CILCORP Joint Ventures is a party or by which any of them or any of their respective properties or assets may be bound.

           Section 4.27 Disclosure. CILCORP has not failed to disclose to AES any facts known to CILCORP or which CILCORP could reasonably be expected to know pertaining to CILCORP, any CILCORP Subsidiary, any CILCORP Joint Venture, or its or their business or operations that may materially and adversely affect the business, assets, operations, or prospects of CILCORP, any CILCORP Subsidiary or any CILCORP Joint Venture taken as a whole.


                            ARTICLE V

      REPRESENTATIONS AND WARRANTIES OF AES AND MERGER SUB

       AES and Merger Sub hereby represent and warrant to CILCORP as follows:

           Section 5.1 Organization and Qualification. Each of AES and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to so qualify and be in good standing, when taken together with all other such failures, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), prospects or the results of operations of AES and its subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement (any such material adverse effect, an "AES Material Adverse Effect").

           Section 5.2    Authority; Non-Contravention;
  Statutory Approvals.

                (a)  Authority.  AES and Merger Sub have all
  requisite power and authority to enter into this Agreement and, subject to the receipt of the AES Required Statutory Approvals (as defined in Section 5.2(c) hereof), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by AES and Merger Sub of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of AES and Merger Sub. This Agreement has been duly and validly executed and delivered by AES and Merger Sub, and, assuming the due authorization, execution and delivery hereof by CILCORP, this Agreement constitutes the valid and binding obligation of each of AES and Merger Sub, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                (b)  Non-Contravention.  The execution and
  delivery of this Agreement by AES and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the Certificate or Articles of Incorporation, By-Laws or similar governing documents of AES or Merger Sub, (ii) subject to obtaining the AES Required Statutory Approvals (as defined below), any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 4.4(b) hereof) applicable to AES or Merger Sub or any of their respective properties or assets or (iii) subject to obtaining the third-party consents (the "AES Required Consents") set forth in Section 5.2(b) of the disclosure schedule delivered by AES to CILCORP concurrent with the execution of this Agreement (the "AES Disclosure Schedule"), any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which AES or Merger Sub is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations which would not, in the aggregate, have an AES Material Adverse Effect.

                (c) Statutory Approvals. Except as described in Section 5.2(c) of the AES Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by AES and Merger Sub or the consummation by AES and Merger Sub of the Merger and the other transactions contemplated hereby (the "AES Required Statutory Approvals"), other than such AES Required Statutory Approvals the failure of which to be obtained or made would not prevent the consumma tion by AES of the Merger and the other transactions contemplated hereby, it being understood that references in this Agreement to "obtaining" such AES Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

           Section 5.3    Compliance.  Except as set forth in
  Section 5.3 of the AES Disclosure Schedule or as disclosed in any report, schedule, registration statement and definitive proxy statement and all amendments thereto filed with the SEC by AES or Merger Sub (or their predecessors) pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1996 and prior to the date hereof (as such documents have since the time of their filing been amended, the "AES SEC Reports"), true and complete copies of which have been provided to CILCORP concurrent with the execution of this Agreement, neither AES nor Merger Sub is in violation of, is, to the knowledge of AES, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations which individually or in the aggregate do not, and insofar as reasonably can be foreseen will not, have an AES Material Adverse Effect. Except as set forth in Section 5.3 of the AES Disclosure Schedule, AES and Merger Sub have all permits, licenses, franchises and other governmental authorizations, consents, approvals and exemptions necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of AES and Merger Sub, except for such permits, licenses, franchises and other governmental authorizations, consents, approvals and exemptions the failure of which to have would not result in an AES Material Adverse Effect. Except as set forth in Section
  5.3 of the AES Disclosure Schedule, each of AES and Merger Sub is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by AES or Merger Sub under (i) its Articles of Incorporation, By-Laws or other organizational document or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which AES or Merger Sub is bound or to which any of its property is subject, except in the case of clause (ii) above, for violations, breaches or defaults which individually or in the aggregate do not, and insofar as reasonably can be foreseen will not, have an AES Material Adverse Effect.

           Section 5.4 Reports and Financial Statements. The filings required to be made by AES and Merger Sub under the Securities Act, the Exchange Act, the Public Utility Regulatory Policies Act of 1978 ("PURPA"), PUHCA and applicable state, municipal, local and other laws, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, have been filed with the SEC or the FERC, or other appropriate Governmental Authorities, as the case may be, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. As of their respective dates, the AES SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of AES included in the AES SEC Reports (collectively, the "AES Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto) and fairly present the financial position of AES, as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the Articles of Incorporation and By-Laws of AES, as in effect on the date of this Agreement, are included (or incorporated by reference) in the AES SEC Reports.

           Section 5.5 Proxy Statement Information. None of the information supplied in writing by AES, Merger Sub or any AES Subsidiary for inclusion in the Proxy Statement (as defined in Section 7.2(a) hereof), at the dates mailed to stockholders of CILCORP and at the time of the meeting of such stockholders to be held in connection with the Merger and the other transactions contemplated hereby, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

           Section 5.6 Financing. As of the date of this Agreement and assuming that CILCORP delivers the CILCORP Certificate, AES believes in its reasonable good faith judgment that it will be able to obtain the funds, through financing or otherwise, in an amount sufficient to pay the Aggregate Consideration Amount upon consummation of the Merger.

           Section 5.7     Regulatory Status.

                (a) Except as set forth in Section 5.7 of the AES Disclosure Schedule, as of the date of this Agreement, neither AES nor any "subsidiary company" or "affiliate" (as such terms are defined in PUHCA) of AES is subject to regulation as a public utility or public service company (or similar designation) by the FERC or any municipality, locality or state in the United States.

                (b) As soon as reasonably practicable after the date hereof, AES will not be a "holding company" (as such term is defined in PUHCA) nor will it be a "subsidiary company" of a "holding company" or an "affiliate" of any "public utility company" (as such terms are defined in PUHCA), and therefore, prior approval of the SEC pursuant to Section 9(a)(2) of PUHCA will not be required for consummation of the Merger and the other transactions consummated hereby.

           Section 5.8    Regulatory Approval.  As of the date
  of this Agreement, AES believes in its reasonable good faith judgment that it will be able to obtain the SEC Exemption
  Order.


                           ARTICLE VI

    CONDUCT OF BUSINESS PENDING THE MERGER; COVENANTS OF THE
                             PARTIES

           Section 6.1 Conduct of Business by CILCORP Pending the Merger. CILCORP covenants and agrees, as to itself and each of the CILCORP Subsidiaries, that after the date of this Agreement and prior to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent AES shall have otherwise consented in writing, which decision regarding consent shall be made as soon as reasonably practicable and which consent shall not be unreasonably withheld:

                (a)  Ordinary Course of Business.  CILCORP
  shall, and shall cause the CILCORP Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them, including regulators, and, subject to prudent management of workforce needs and ongoing or planned programs relating to downsizing, re-engineering and similar matters, keep available the services of their present officers and employees to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.

                (b) Dividends. CILCORP shall not, nor shall CILCORP permit any of the CILCORP Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (A) to CILCORP or its wholly-owned Subsidiaries, (B) dividends required to be paid on any CILCO Preferred Stock, CILCO Class A Preferred Stock or CILCO Preference Stock in accordance with the terms thereof,
  (C) regular quarterly dividends of $.615 on CILCORP Common Stock with respect to the fiscal quarters ending prior to the Effective Date, with usual record and payment dates not in excess of the average quarterly dividend for the four quarterly dividend payments immediately preceding the date hereof with respect thereto, and (D) a special dividend on CILCORP Common Stock with respect to the quarter in which the Effective Time occurs with a record date on or prior to the Effective Time, which does not exceed an amount equal to $.615 multiplied by a fraction, the numerator of which is the number of days in such quarter prior to the Effective Time, and the denominator of which is the total number of days in such fiscal quarter; (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock; or (iii) redeem, repurchase or otherwise acquire any shares of their capital stock, other than redemptions, purchases or acquisitions required by the respective terms of any series of CILCO Preferred Stock, CILCO Class A Preferred Stock or CILCO Preference Stock.

                (c)  Issuance of Securities.  Except as
  described in Section 6.1(c) of the CILCORP Disclosure Schedule, CILCORP shall not, nor shall CILCORP permit any of the CILCORP Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, grant of a security interest, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than (i) issuances by a wholly owned Subsidiary of its capital stock to its direct or indirect parent and (ii) issuances of shares of CILCORP Common Stock after the date of this Agreement pursuant to CILCORP Options existing as of the date hereof, as identified in Section 4.10(a) of the CILCORP Disclosure Schedule.

                (d) Charter Documents. CILCORP shall not, nor shall CILCORP permit any CILCORP Subsidiary to, amend or propose to amend the Articles of Incorporation or By-Laws of CILCORP or such comparable organizational documents of any CILCORP Subsidiary.

                (e)  No Acquisitions.  Except as provided in
  Section 6.1(aa) hereof, CILCORP shall not, nor shall CILCORP permit any CILCORP Subsidiary to: (i) acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, an equity interest in or a substantial portion of the assets of, any business or corporation, partnership, association or other business organization or division thereof, (ii) otherwise acquire or agree to acquire a material amount of assets, other than fuel used for the production of electricity and limestone used for its SO2 scrubber, or natural gas for send-out or storage or (iii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structures or ownership of CILCORP or any of the CILCORP Subsidiaries, other than the transfer of ownership of QST Environmental Inc. from an indirect CILCORP Subsidiary to CILCORP.

                (f)  No Dispositions.  Except as disclosed in
  Section 6.1(f)(i) of the CILCORP Disclosure Schedule or with respect to CILCORP or the CILCORP Subsidiaries making dispositions in the ordinary course of business consistent with past practice at fair market value of less than $2 million per transaction (not to exceed $10 million in the aggregate) in sales price and indebtedness assumed by the acquiring party and its affiliates, or making dispositions not in the ordinary course of business at fair market value of less than $50,000 per transaction (not to exceed $1 million in the aggregate) in sales price, CILCORP shall not, nor shall CILCORP permit any of the CILCORP Subsidiaries to, sell or dispose of any of their respective assets, provided, however, that no consent shall be required of AES for CILCORP or any Pacer Subsidiary to sell or dispose of (i) the stock or assets of QST Environmental Inc. and/or its Subsidiaries (or enter into any agreement for the sale or disposition of QST Environmental Inc. and/or its Subsidiaries) for a cash purchase price of at least $25 million, net of fees and expenses, if such sale or agreement includes as a term thereof, the release of CILCORP and the CILCORP Subsidiaries of all liabilities and obligations, contingent or otherwise, arising out of the operations of QST Environmental Inc. and its Subsidiaries prior to the date the sale is to be consummated, and whether or not known prior to the date of sale, and does not impose any liability on AES or any of the AES Subsidiaries with respect to such operations, or (ii) the assets listed in Section 6.1(f)(ii) of the CILCORP Disclosure
  Schedule if the purchase price for any such asset is less than $2,000,000 individually (not to exceed $5,000,000 in the aggregate) and if the price to be received for such asset after taking into account fees and expenses and on-going indemnification obligations and other post-closing liabilities is more than book value of such asset.

                (g)  Cooperation, Notification.  CILCORP shall
  (i) confer on a regular and frequent basis with one or more representatives of AES to discuss, subject to applicable law, material operational matters and the general status of CILCORP's ongoing operations, (ii) promptly notify AES of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects, (iii) promptly notify AES of any sales of assets by CILCORP or any CILCORP Subsidiary in excess of $1 million and shall discuss with AES use of proceeds from such sales to the extent that such proceeds exceed $1 million, (iv) promptly advise AES of (A) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate as so qualified in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (B) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (C) any change or event which, individually or in the aggregate, has had or would have a CILCORP Material Adverse Effect (provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement) and (v) promptly provide AES with copies of all filings made by CILCORP or any CILCORP Subsidiary with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby. AES shall designate one or more of its Representatives (as defined in Section 7.1 hereof), by name, for purposes of this subsection (g), who will make themselves reasonably available by telephone, electronic mail and in person.

                (h) Third-Party Consents. CILCORP shall, and shall cause the CILCORP Subsidiaries to, use all reasonable best efforts to obtain all CILCORP Required Consents. CILCORP shall promptly notify AES of any failure or prospective failure to obtain any such consents and shall provide copies of all CILCORP Required Consents obtained by CILCORP to AES.

                (i)  No Breach, Etc.  CILCORP shall not, and
  CILCORP shall not permit any CILCORP Subsidiary to, take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

                (j) Tax Matters. CILCORP shall not, nor shall it permit any CILCORP Subsidiary to, (i) make or rescind any material express or deemed election relating to Taxes, (ii) except as set forth in Section 6.1(j)(ii) of the CILCORP Disclosure Schedule, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, (iii) except as set forth in Section 6.1(j)(iii) of the CILCORP Disclosure Schedule or as required by applicable law, change in any material respect any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its federal income Tax return for the taxable year ending December 31, 1997 or (iv) except as set forth in Section 6.1(j)(iv) of the CILCORP Disclosure Schedule, make any change in its method of accounting for Taxes as reflected on or used in preparing its Form 10-Q, dated as of November 10, 1998 (including any change in the amount of its reserve for contingent Tax liabilities).

                (k) Capital Expenditures. CILCORP shall, and CILCORP shall permit the CILCORP Subsidiaries to, make capital expenditures during any six-month fiscal period only up to and not in excess of 110% of the amount budgeted for such six-month fiscal period by CILCORP for capital expenditures and then only as set forth in Section 6.1(k) of the CILCORP Disclosure Schedule, except for unplanned capital expenditures due to emergency conditions, unanticipated catastrophic events, extreme weather, and unscheduled unit outages.

                (l)  Indebtedness.  CILCORP shall not, and
  CILCORP shall not permit any CILCORP Subsidiary to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or entity or enter into any arrangement having the economic effect of any of the foregoing other than short-term indebtedness in the ordinary course of business consistent with past practice (such as the issuance of commercial paper, the use of credit facilities existing as of the date hereof or hedging activities undertaken in order to hedge a balance sheet asset or liability and not for speculative purposes); provided however in no event shall CILCORP and the CILCORP Subsidiaries, taken together, have outstanding at any time, $428 million in the aggregate of indebtedness, guarantees and keep-well obligations.

                (m)  Compensation, Benefits.  Except as set
  forth in Section 6.1(m) of the CILCORP Disclosure Schedule, as may be required by applicable law or as contemplated by this Agreement, CILCORP shall not, nor shall CILCORP permit any of the CILCORP Subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by CILCORP or any of the CILCORP Subsidiaries (including, without limitation, the CILCORP Benefit Plans set forth in
  Section 4.10(a) of the CILCORP Disclosure Schedule) or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment, compensation or any related rights, of any director, officer or other employee of CILCORP or any of the CILCORP Subsidiaries, except pursuant to binding legal commitments existing on the date of this Agreement and specifically identified in Section 4.10(a) of the CILCORP Disclosure Schedule.

                (n)  PUHCA.  CILCORP shall not, nor shall
  CILCORP permit any of the CILCORP Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in its status, or that of the CILCORP Subsidiaries, under PUHCA, or that would impair the ability of CILCORP or AES or any AES Subsidiary to claim any exemption under PUHCA or that would subject AES or any AES Subsidiary to regulation under PUHCA (other than under Section 9(a)(2) or as an exempt holding company under PUHCA) following the Merger.

                (o) Accounting. CILCORP shall not, and CILCORP shall not permit any CILCORP Subsidiary to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

                (p)  Affiliate Transactions.  Subject to the
  other restrictions set forth in this Section 6.1, CILCORP shall not, and CILCORP shall not permit any CILCORP Subsidiary to, enter into any agreement or arrangement with any of their respective affiliates other than such agreements and arrangements as are entered into in the usual, ordinary and regular course of business and which have been negotiated on an arms-length basis and are no less favorable to CILCORP or a CILCORP Subsidiary than CILCORP or such CILCORP Subsidiary would have obtained from an unaffiliated third party, and provided that CILCORP shall have notified AES in writing prior to entering into any such affiliate transaction.

                (q) Rate Matters. CILCORP shall, and shall cause the CILCORP Subsidiaries to, discuss with AES any changes and proposed changes in its or the CILCORP Subsidiaries' rates or charges (including those with respect to fuel adjustment charges and purchased gas adjustments), standards of service or accounting from those in effect on the date hereof and consult with AES prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto, and except as provided in Section 6.1(q) of the CILCORP Disclosure Schedule, CILCORP shall not, and shall cause the CILCORP Subsidiaries not to, make any filing to change its rates on file with the FERC or any applicable state utility commission, except as may be required by applicable law, that would have a CILCORP Material Adverse Effect.

                (r) Contracts. CILCORP shall not, and CILCORP shall not permit any CILCORP Subsidiary to, (i) except in the ordinary course of business consistent with past practice, enter into new contracts, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any contract or agreement to which CILCORP or any CILCORP Subsidiary is a party, which is material to CILCORP and the CILCORP Subsidiaries taken as a whole and provided that the term of any new contract or any contract modification, amendment or renewal does not exceed twelve months, or waive, release or assign any material rights or claims therein, or (ii) enter into, modify, amend, or renew any contract or agreement outside the ordinary course of business or on a basis not consistent with past practice if the dollar value of such new contract or agreement, or existing contract or agreement as so amended, modified, or renewed, is or would be in excess of $2,000,000 (not to exceed $20,000,000 in the aggregate) or have an initial term (or a renewal or extension term) greater than twelve months.

                (s) Insurance. Section 6.1(s) of the CILCORP Disclosure Schedule is a true and correct list of the specific types of losses as to which CILCORP and the CILCORP Subsidiaries self-insure and the dollar amounts of each such type of coverage. CILCORP shall, and shall cause each CILCORP Subsidiary to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry and employing such methods of generating electric power and fuel sources similar to the methods employed and fuels used by CILCORP or the CILCORP Subsidiaries, except that CILCORP may continue to self-insure for the type of losses and in the dollar amounts as provided in Section 6.1(s) of the CILCORP Disclosure Schedule.

                (t) Permits. CILCORP shall, and shall cause each CILCORP Subsidiary to, use reasonable best efforts to maintain in effect all existing governmental permits which are material to the operations of CILCORP or any of the CILCORP Subsidiaries.

                (u) Discharge of Liabilities. CILCORP shall not, and CILCORP shall not permit any CILCORP Subsidiary to, pay, discharge, settle, compromise or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) material to CILCORP and the CILCORP Subsidiaries, taken as a whole, other than the payment, discharge, settlement, compromise or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto of the CILCORP SEC Reports filed prior to the date hereof), or incurred in the ordinary course of business consistent with past practice.

                (v) Staffing. Except as set forth in Sections 6.1(v) and 6.1(aa) of the CILCORP Disclosure Schedule, CILCORP shall not, and shall not permit any CILCORP Subsidiary to, make any increase in staffing levels over those in effect on the date hereof.

                (w) Tax-Exempt Status. CILCORP shall not, nor shall CILCORP permit any CILCORP Subsidiary to, take any action that would likely jeopardize the qualification of CILCORP's outstanding revenue bonds which qualify as of the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended, prior to the Tax Reform Act of 1986.

                (x)  CILCORP Certificate.  As promptly as
  practicable after all conditions to Closing set forth in
  Section 8.1 hereof have been satisfied and the conditions set forth in Section 8.3(a), (b), (c) and (d) have been satisfied or waived, CILCORP shall deliver to AES the CILCORP Certificate (as defined in Section 6.2(d) hereof).

                (y) QST Environmental Inc.. CILCORP shall, and shall cause the CILCORP Subsidiaries to, use commercially reasonable efforts to pursue the sale of QST Environmental Inc. prior to the Closing on the most favorable commercial terms available.

                (z) WARN Act. CILCORP shall (i) notify AES of all employees of CILCORP and the CILCORP Subsidiaries who suffer an "employment loss" (as defined in the WARN Act) during the 90 day period prior to the Closing Date and (ii) provide, or cause the CILCORP Subsidiaries to provide, all written notices required by the WARN Act to all employees which AES designates.

                (aa) New Lines of Business. CILCORP shall not, nor shall CILCORP permit any CILCORP Subsidiary to, enter into a new line of business or make any change in the line of business in which it engages as of the date of this Agreement, except that CILCORP may establish a new wholly-owned subsidiary to take over the operation and maintenance of a steam plant, as disclosed on Section 6.1(aa) of the CILCORP Disclosure Schedule, but shall not in connection therewith hire any personnel, except as disclosed in Section 6.1(aa) of the CILCORP Disclosure Schedule.

                (bb)  Rights Agreement.  Except for the
  amendments contemplated by Section 4.18 hereof or amendments approved in writing by AES or any AES Subsidiary, CILCORP will not, following the date hereof, amend the CILCORP Rights Agree ment in any manner. In addition, CILCORP covenants and agrees that it will not redeem the Rights unless such redemption is consented to in writing by AES prior to such redemption.

                (cc)  Illinois Commerce Commission
  Certification. CILCORP shall use its commercially reasonable efforts to obtain from the Illinois Commerce Commission the certification addressed to the SEC pursuant to Section
  33(a)(2) of PUHCA in the form of Exhibit A hereto or in a form otherwise reasonably satisfactory to AES (the "Illinois
  Certification").

                (dd) Hedging. CILCORP shall not, and shall not permit any CILCORP Subsidiary to, buy or sell any energy futures or forward contracts or energy transportation futures or forward contracts, or options on any of the foregoing, other than for purposes of hedging contracts to buy or sell physical energy or energy transportation. In addition, in transacting business outside of the native load service territory of CILCO, CILCORP shall not, and shall not permit any CILCORP Subsidiary to, enter into any energy-related sales or purchase contracts that would create an unhedged position of more than $100,000 for any single contract, or $1,000,000 on a cumulative basis.

           Section 6.2 Covenants of AES . AES covenants and agrees, as to itself and each of the AES Subsidiaries, that after the date of this Agreement and prior to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement, or to the extent CILCORP shall have otherwise consented in writing, which decision regarding consent shall be made as soon as reasonably practicable and which consent shall not be unreasonably withheld:

                (a) Cooperation, Notification. AES shall (i) promptly advise CILCORP of (A) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect and (B) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement (provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement) and (ii) promptly provide CILCORP with copies of all filings made by AES or any AES Subsidiary with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

                (b)  No Breach, Etc.  AES shall not, and AES
  shall not permit any AES Subsidiary to, take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

                (c)  PUHCA Application.  Subject to AES'
  determination not to seek an exemption under PUHCA Section 3(a)(5), as promptly as practicable following the date hereof, AES shall file with the SEC an application (the "PUHCA Application") pursuant to PUHCA for an exemption from the requirement that it register as a holding company under PUHCA
  Section 3(a)(5). AES shall promptly notify CILCORP upon issuance of the SEC Exemption Order (as defined in Section 8.3(e) hereof).

                (d) Financing. AES shall diligently pursue and use commercially reasonable efforts to arrange financing or obtain funds sufficient to pay the Aggregate Consideration Amount in the Merger (the "Financing"). The Financing may consist of (i) non-recourse borrowings and (ii) general corporate funding from the capital reserves, working capital and other sources of AES, in each case, in such proportions to the Aggregate Consideration Amount as AES shall determine in its sole discretion. AES covenants and agrees that if the proceeds from the sources specified in clauses (i) and (ii) of this Section 6.2(d) are less than the Aggregate Consideration Amount, AES shall use commercially reasonable efforts to sell a number of shares of AES Common Stock (the "AES Common Stock Sale") so that the aggregate proceeds from clauses (i) and
  (ii) of this Section 6.2(d) and the AES Common Stock Sale shall be an amount equal to the Aggregate Consideration Amount. Notwithstanding the foregoing, AES shall have no obligation to undertake any action to arrange financing, obtain funds or sell AES Common Stock in the AES Common Stock Sale until CILCORP shall have delivered to AES a certificate signed by an executive officer of CILCORP to the effect that, to the best of such officer's knowledge as of the date of the delivery of such certificate, the conditions set forth in
  Section 8.1 hereof have been satisfied by CILCORP and the conditions set forth in Sections 8.3(a) (as of the date of such certificate), 8.3(b) (as of the date hereof and as of the date of such certificate), 8.3(c), 8.3(d) and 8.3(k) hereof have been satisfied by CILCORP or waived by AES, which certificate must be delivered by CILCORP within five business days of all such conditions being satisfied or waived, as the case may be (the "CILCORP Certificate") and AES shall have satisfied or waived the condition set forth in Section 8.3(e) hereof, and provided further, that in no event shall AES be required to arrange financing, obtain funds or sell AES Common Stock in the AES Common Stock Sale if there shall have occurred (or, in the case of clauses (i) through (iv) below, been threatened) (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any limitation (whether or not mandatory) by any government, domestic, foreign or supranational, or governmental entity on the extension of credit by banks or other lending institutions in the United States, (iv) a commencement of a war or armed hostilities or other national or international calamity involving the United States, (v) any significant disruption or material adverse change in the market for new issues of senior debt securities, credit facilities or common or preferred equity securities (or equity-linked securities) by a company having financial characteristics similar to those of AES, (vi) any significant disruption or material adverse change in the financial or capital markets in general which make it impracticable for a company having financial characteristics similar to those of AES to finance a transaction of the size and nature as that contemplated hereunder on commercially reasonable financing terms or (vii) in the case of any of the foregoing existing at the time of the proposed AES Common Stock Sale, a material acceleration or worsening thereof; and provided, further, that in no event shall AES be required to sell AES Common Stock in the AES Common Stock Sale if during any five trading days following the date of delivery of the CILCORP Certificate, there shall have occurred a decline of twenty percent or more in the average closing price of AES Common Stock from the average closing price over the five trading days preceding the date hereof. The sole remedy for failure to obtain the Financing shall be as provided in Section 9.1(b)(iv) hereof, except in the case of intentional and willful breach by AES of its obligations (as qualified herein) under this Section 6.2(d).


                           ARTICLE VII

                      ADDITIONAL AGREEMENTS

           Section 7.1    Access to Information.  Upon
  reasonable notice, CILCORP shall, and shall cause the CILCORP Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives (collectively, "Representatives") of AES reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of their respective properties, books, contracts, commitments, records, budgets, forecasts and other information (including, but not limited to, Tax Returns) and, during such period, CILCORP shall, and shall cause the CILCORP Subsidiaries to, furnish promptly to AES (i) access to each report, schedule and other document filed or received by it or any of the CILCORP Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the public utility commission of any state, the Department of Labor, the Immigration and Naturalization Service, the Environmental Protection Agency (state, local and federal), the IRS, the Department of Justice, the Federal Trade Commis sion, or any other federal or state regulatory agency or commission or other Governmental Authority, (ii) access to all information concerning CILCORP, the CILCORP Subsidiaries, directors, officers and stockholders, properties, facilities or operations owned, operated or otherwise controlled by CILCORP, or if not so owned, operated or controlled, which properties, facilities or operations that CILCORP may nonetheless obtain access to through the exercise of reasonable diligence, and such other matters as may be reasonably requested by AES in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement; (iii) such additional information relating to Taxes as AES shall from time to time reasonably request (or, where applicable, to cooperate with AES in collecting such information), including information relating to (a) Tax basis of the stock of the CILCORP Subsidiaries, (b) earnings and profits, (c) material Tax elections, (d) net operating loss carryovers and Tax credit carryovers, (e) intercompany transactions, (f) reconciliation of book and Tax items, (g) the rollout of any deferred Tax items and (h) ongoing audits (including copies of any Internal Revenue Service Forms 4564 or other similar information document requests) and (iv) office space and equipment at CILCORP's headquarters for the purposes of designing a transition plan in conjunction with CILCORP's Representatives. Subject to the following sentence, such information provided to AES may be shown to AES' investment bankers and financial advisors. Each party shall, and shall cause its Subsidiaries and Representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated as of July 8, 1998, between AES and CILCORP (the "Confidentiality Agreement"). Notwithstanding the foregoing, nothing herein shall require CILCORP to disclose system information that it is precluded from sharing with others pursuant to FERC Orders 888 and 889 (as amended) without simultaneous disclosure to all parties on its electronic bulletin board.

           Section 7.2    Proxy Statement.

                (a) As soon as reasonably practicable after the date of this Agreement, CILCORP shall prepare and file with the SEC, and AES shall cooperate with CILCORP in such preparation and filing, a preliminary proxy statement or information statement relating to this Agreement and the transactions contemplated hereby and use its commercially reasonable efforts to furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with and approval of AES, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and, promptly after the completion of any SEC review or notification from the SEC that the preliminary proxy materials will not be subject to comment, cause a definitive proxy statement or information statement (the "Proxy Statement") to be mailed to its stockholders. Subject to the fiduciary obligations of the Board of Directors under applicable law, CILCORP shall include in the Proxy Statement the recommendation of the Board of Directors of CILCORP that the stockholders of CILCORP approve and adopt this Agreement and the transactions contemplated hereby.

                (b) AES agrees that (i) it will provide CILCORP with all information concerning AES necessary or appropriate to be included in the Proxy Statement and (ii) at the meeting of CILCORP stockholders to be held in connection with the Merger and the other transactions contemplated hereby, it will vote, or cause to be voted, all of the Shares then owned by, or with respect to which proxies are held by it or any of the AES Subsidiaries, if any, in favor of the approval and adoption of this Agreement.

                (c) CILCORP and AES shall cooperate with one another in the preparation and filing of the Proxy Statement and shall use their reasonable best efforts to promptly obtain and furnish the information required to be included in the Proxy Statement and to respond promptly to any comments or requests made by the SEC with respect to the Proxy Statement. Each party hereto shall promptly notify the other parties of the receipt of comments of, or any requests by, the SEC with respect to the Proxy Statement, and shall promptly supply the other parties with copies of all correspondence between such party (or its Representatives) and the SEC (or its staff) relating thereto. CILCORP and AES each agree to correct any information provided by it for use in the Proxy Statement which shall have become, or is, false or misleading.

           Section 7.3    Regulatory Approvals and Other
  Matters.

                (a) HSR Filings. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to coordinate such filings and any responses thereto, to make such filings promptly and to respond promptly to any requests for additional information made by either of such agencies.

                (b) Other Approvals. Each party hereto shall cooperate with the others and use its commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use reasonable best efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate (i) the transactions contemplated hereby, including, without limitation, the SEC Exemption Order (as defined in Section 8.3(e) hereof), the AES Required Statutory Approvals, the CILCORP Required Statutory Approvals, the AES Required Consents and the CILCORP Required Consents (and any concurrent or related rate filings, if any), and (ii) if AES determines to proceed with the Second Merger and so notifies CILCORP, the Second Merger Statutory Approvals and the CILCORP Second Merger Required Consents. AES and CILCORP agree that they will consult with each other with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities; provided, however, that it is agreed that CILCORP shall have primary responsibility for the preparation and filing of any applications with or notifications to applicable state regulatory authorities for approval of the Merger. Each of AES and CILCORP shall have the right to review and approve in advance drafts of all such necessary applications, notices, petitions, filings and other documents made or prepared in connection with the transactions contemplated by this Agreement, which approval shall not be unreasonably withheld or delayed.

           Section 7.4 Approval of CILCORP Stockholders. CILCORP shall, as soon as reasonably practicable after the date of this Agreement, (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the "CILCORP Meeting") for the purpose of securing the CILCORP Stockholders' Approval, (ii) distribute to its stockholders the Proxy Statement in accordance with applicable federal and state law and with its Articles of Incorporation and By-Laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its stockholders the approval of the Merger, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with AES with respect to each of the foregoing matters. Without limiting the generality of the foregoing, CILCORP agrees that its obligations pursuant to the first sentence of this Section 7.4 shall not be affected by the commencement, public proposal, public disclosure or communication to CILCORP of any Acquisition Proposal (as defined in Section 7.8(b) hereof).

           Section 7.5    Directors' and Officers'
  Indemnification.

                (a)  Indemnification.  From and after the
  Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, an officer or director of CILCORP or any of the CILCORP Subsidiaries (each an "Indemnified Party" and collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time that are, in whole or in part, (x) based on or arising out of the fact that such person is or was a director or officer of CILCORP or any CILCORP Subsidiary or (y) arising out of or pertaining to the transactions contemplated by this Agreement (the "Indemnified Liabilities"). In the event of any such loss, expense, claim, damage or liability (whether or not arising prior to the Effective Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel for the Indemnified Parties selected by the Surviving Corporation, which counsel may also serve as counsel to the Surviving Corporation and which counsel shall be reasonably satisfactory to the Indemnified Parties (whose consent shall not be unreasonably withheld), promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the Illinois Act subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto, (ii) the Surviving Corporation will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the Illinois Act and the Articles of Incorporation or By-Laws of CILCORP shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party (the "Independent Counsel"); provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the written opinion of the Independent Counsel, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

                (b) Insurance. For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect existing policies of directors' and officers' liability insurance maintained by CILCORP; provided, that the Surviving Corporation may substitute therefor policies of substantially similar coverage and amounts containing terms that are no less advantageous with respect to matters occurring prior to the Effective Time to the extent such liability insurance can be maintained annually at a commercially reasonable cost to the Surviving Corporation for annual premiums for such directors' and officers' liability insurance, which existing premium costs are disclosed on
  Section 7.5(b) of the CILCORP Disclosure Schedule; provided, further, that if such insurance cannot be so maintained or obtained at such cost, the Surviving Corporation shall maintain or obtain as much of such insurance for CILCORP as can be so maintained or obtained at a commercially reasonable cost for annual premiums for directors' and officers' liability insurance.

                (c)  Successors.  In the event the Surviving
  Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in either such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.5.

                (d)  Survival of Indemnification.  To the
  fullest extent permitted by applicable law, from and after the Effective Time, all rights to indemnification existing as of the date hereof in favor of any Indemnified Party, as provided in their respective Articles of Incorporation and By-Laws in effect on the date thereof, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time.

           Section 7.6 Disclosure Schedules. On or before the date hereof, (i) AES has delivered to CILCORP the AES Disclosure Schedule, accompanied by a certificate signed by an executive officer of AES stating the AES Disclosure Schedule has been delivered pursuant to this Section 7.6 and (ii) CILCORP has delivered to AES the CILCORP Disclosure Schedule, accompanied by a certificate signed by an executive officer of CILCORP stating the CILCORP Disclosure Schedule has been delivered pursuant to this Section 7.6. The AES Disclosure Schedule and the CILCORP Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules shall be deemed to constitute an integral part of this Agreement and to modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules delivered on or before the date hereof shall be deemed to have been made on and as of the date hereof. From time to time prior to the Closing, the parties shall promptly supplement or amend the Disclosure Schedules with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules. No supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect for the purpose of determining satisfaction of the conditions set forth in
  Section 8.2(b) hereof or Section 8.3(b) hereof.

           Section 7.7 Public Announcements. Subject to each party's disclosure obligations imposed by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange, AES and CILCORP will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld and which decision regarding consent shall be made as soon as reasonably practicable).

           Section 7.8    No Solicitations.

                (a) From and after the date hereof, (i) CILCORP will not, and will not authorize or permit any of its Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined in Section 7.8(b) hereof) from any person, or engage in any discussion or negotiations relating thereto and (ii) neither the Board of Directors of CILCORP nor any committee thereof shall (A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to AES, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (B) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (C) cause CILCORP or any CILCORP Subsidiary to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal; provided, however, that CILCORP may, at any time prior to receipt of CILCORP Stockholders' Approval (the "CILCORP Applicable Period"), (i) in response to an Acquisition Proposal which was not solicited by it or its Representatives and which did not otherwise result from a breach of this
  Section 7.8, if the Board of Directors of CILCORP (x) reasonably believes in good faith, after consultation with its financial advisors, that an Acquisition Proposal may be a Superior Proposal (as defined in Section 7.8(b) hereof) and
  (y) determines in good faith, after consultation with its financial advisors and outside counsel, that failing to take such action could reasonably be expected to be a breach of its fiduciary duties to CILCORP's stockholders under applicable law, and subject to providing AES with prior written notice of its decision to take such action (the "CILCORP Notice") and compliance with Section 7.8(c) hereof, (1) furnish information with respect to CILCORP and the CILCORP Subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement and (2) participate in discussions or negotiations regarding such Superior Proposal, (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer (provided that, except in connection with a termination of this Agreement pursuant to clause (iii) of this proviso, neither CILCORP nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal), and/or (iii) in the event that during the CILCORP Applicable Period the Board of Directors of CILCORP reasonably believes in good faith, after consultation with its financial advisors and outside counsel, (x) that it has received an Acquisition Proposal that constitutes a Superior Proposal and (y) that failure to terminate this Agreement and accept such Superior Proposal could reasonably be expected to be a breach of its fiduciary duties to CILCORP's stockholders under applicable law, by action of the Board of Directors of CILCORP (subject to this sentence and Section 9.1(d)(ii) hereof), terminate this Agreement (and, following the exercise of such termination right, withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Merger, and approve or recommend any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving CILCORP or any such CILCORP Subsidiary, other than the transactions contemplated by this Agreement), but only at a time that is during the CILCORP Applicable Period and is after the third business day following AES' receipt of written notice advising AES that the Board of Directors of CILCORP is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. CILCORP shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons conducted heretofore by CILCORP or its Representatives with respect to any of the foregoing.

                (b) As used herein, (i) "Acquisition Proposal" shall mean any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business (a "Material Business") that constitutes 15% or more of the net revenues, net income or the assets (including equity securities) of CILCORP and the CILCORP Subsidiaries, taken as a whole, or 15% or more of any class of voting securities of CILCORP or any CILCORP Subsidiary owning, operating or controlling a Material Business, any tender offer or exchange offer that it consummated would result in any person beneficially owing 15% or more of any class of voting securities of CILCORP or any such CILCORP Subsidiary, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving CILCORP or any such CILCORP Subsidiary, other than the transactions contemplated by this Agreement; provided, however, that no transaction permitted pursuant to Section 6.1(f) hereof shall be deemed an Acquisition Proposal for any purpose and (ii) a "Superior Proposal" shall mean any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of CILCORP Common Stock then outstanding or all or substantially all the assets of CILCORP which the Board of Directors of CILCORP determines in its good faith judgment, after consultation with its financial advisors and outside counsel, to be more favorable to CILCORP's Stockholders (taking into account any changes to the financial terms of this Agreement proposed by AES in response to such proposal and all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of the proposal and the third party making such proposal and the conditions and the prospects for completion of such proposal, the strategic direction and benefits sought by CILCORP and any changes to this Agreement proposed by AES in response to such proposal) than the Merger and the other transactions contemplated by this Agreement.

                (c) CILCORP shall promptly advise AES orally and in writing of the receipt of any Acquisition Proposal or Superior Proposal and of the receipt of any inquiry with respect to or which CILCORP reasonably believes could lead to any Acquisition Proposal or Superior Proposal. CILCORP shall promptly advise AES orally and in writing of the identity of the person making any such Acquisition Proposal or Superior Proposal or inquiry and of the material terms of any such Acquisition Proposal or Superior Proposal and of any material changes thereto.

           Section 7.9    Expenses.  All costs and expenses
  incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

           Section 7.10 Board of Directors. At or prior to the Effective Time, CILCORP shall obtain the resignation as of the Effective Time of each director of CILCORP and, if so requested by AES, of any director or officer of any CILCORP Subsidiary or officer of CILCORP.

           Section 7.11 Illinois Responsible Property Transfer Act. If, as a result of the transactions contemplated by this Agreement or as a result of any debt financing undertaken by AES or an affiliate of AES or a AES Subsidiary in order to complete the transactions contemplated by this Agreement, the requirements of the Illinois Responsible Property Transfer Act (the "Property Transfer Act") are triggered with respect to any of the real property owned or operated by CILCORP, any CILCORP Subsidiary or any CILCORP Joint Venture, CILCORP shall be responsible, at its own cost and expense, for compliance with all of the obligations of the Property Transfer Act, including, without limitation, the preparation of any disclosure document required to be provided to AES or any lender.

           Section 7.12   Signature Authority.     Effective as
  of the Closing, at the request of AES, CILCORP shall prepare and deliver to AES a list of all persons with signature authority on the bank accounts of CILCORP and the CILCORP Subsidiaries and all persons with authority to bind CILCORP and any CILCORP Subsidiary to an agreement with an amount in excess of $100,000 or a term longer than one year. CILCORP shall revoke such authority of any person designated by AES, effective as of the morning of the Closing Date.

           Section 7.13 Termination of Existing Tax Sharing Agreements. CILCORP shall take or cause to be taken all actions necessary such that after the Closing Date, neither CILCORP nor any CILCORP Subsidiary shall have any further rights or liabilities under any agreement existing on or before the Closing Date which relates to the allocation or sharing of Taxes.

           Section 7.14 Deferred Compensation Plans. Prior to the Effective Time, CILCORP will take all actions necessary or appropriate to establish a so-called "rabbi trust" (in form and substance reasonably satisfactory to AES) which shall be used to fund the CILCO Executive Deferral Plan (the "EDP I Plan"). Upon the establishment of the rabbi trust for the EDP I Plan, CILCORP shall transfer ownership of the CILCORP life insurance policies that currently are intended to fund the EDP I Plan to such trust. After the Effective Time, AES shall cause CILCO to remain the primary obligor of and to honor, in accordance with its terms, the EDP I Plan and the related rabbi trust. Nothing in this Section 7.14 shall require AES or CILCO to allow participants in such plan to defer compensation income that will be earned by the participants on or after the Effective Time.


                          ARTICLE VIII

                           CONDITIONS

           Section 8.1    Conditions to Each Party's Obligation
  to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                (a)  Stockholder Approvals.  The CILCORP
  Stockholders' Approval shall have been obtained.

                (b) No Injunctions or Restraints. No judgment, decree, statute, law, ordinance, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Authority or other legal restraint or prohibition (collectively, "Restraints") preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used all reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

                (c)  Statutory Approvals.  The AES Required
  Statutory Approvals and the CILCORP Required Statutory Approvals shall have been obtained, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not impose terms or conditions which, in the aggregate, would have, or insofar as reasonably can be foreseen, could have, a AES Material Adverse Effect or a CILCORP Material Adverse Effect, or which would be inconsistent with the agreements of the parties contained herein. The term "Final Order" shall mean action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

                (d) HSR Act. All applicable waiting periods under the HSR Act shall have expired or been terminated.

           Section 8.2 Conditions to Obligation of CILCORP to Effect the Merger. The obligation of CILCORP to effect the Merger shall be further subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

                (a) Performance of Obligations of AES. AES and Merger Sub each shall have performed in all material respects their respective agreements and covenants contained in or contemplated by this Agreement, which are required to be performed by it at or prior to the Closing Date.

                (b)  Representations and Warranties.  The
  representations and warranties of AES set forth in this Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects as so qualified) as of the date hereof (except to the extent such representations and warranties speak as of an earlier or later date) and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

                (c) Closing Certificates. CILCORP shall have received a certificate signed by an executive officer of AES, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) hereof and Section 8.2(b) hereof have been satisfied.

           Section 8.3 Conditions to Obligation of AES and Merger Sub to Effect the Merger. The obligation of AES and Merger Sub to effect the Merger shall be further subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

                (a)  Performance of Obligations of CILCORP.
  CILCORP (and/or appropriate CILCORP Subsidiaries) shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Closing Date.

                (b)  Representations and Warranties. The
  representations and warranties of CILCORP set forth in this Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects as so qualified) as of the date hereof (except to the extent such representations and warranties speak as of an earlier or later date) and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

                (c) CILCORP Material Adverse Effect. Subject to Section 8.3(c) of the CILCORP Disclosure Schedule, no CILCORP Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would or, insofar as reasonably can be foreseen, could have a CILCORP Material Adverse Effect.

                (d)  CILCORP Required Consents.  The CILCORP
  Required Consents shall have been obtained.

                (e) PUHCA Exemption. The SEC shall have issued an order in form and substance reasonably satisfactory to AES (the "SEC Exemption Order") granting AES an exemption from registration as a holding company under PUHCA pursuant to PUHCA Section 3(a)(5), and the SEC Exemption Order shall be in full force and effect on the Closing Date.

                (f)  Financing.  AES shall have the proceeds
  available pursuant to the Financing sufficient to pay the Aggregate Consideration Amount.

                (g)  Closing Certificates.  AES shall have
  received a certificate signed by an executive officer of CILCORP, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Sections 8.3(a), (b), (c), (d) and (k) hereof have been satisfied.

                (h)  AES Required Consents.  The AES Required
  Consents shall have been obtained.

                (i) No Injunctions or Restraints as to Second Merger. No Restraints preventing the consummation of the Second Merger shall be in effect; provided, however, that each of the parties shall have used all reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

                (j) Trigger of CILCORP Rights. No event has occurred or could occur pursuant to this Agreement or otherwise that would result in the triggering of any right or entitlement of CILCORP stockholders under the CILCORP Rights Agreement, including a "flip-in" or "flip-over" or similar event commonly described in such rights plans which, in the reasonable judgment of AES, would have or be reasonably likely to result in a CILCORP Material Adverse Effect or materially change the number of outstanding equity securities of CILCORP, and the CILCORP Rights shall not have become nonredeemable by the CILCORP Board of Directors.

                (k)  Illinois Commerce Commission.  (i) The
  Illinois Commerce Commission shall have issued the Illinois Certification and (ii) AES shall reasonably believe that any order of, approval by or result of any filing, proceeding or notice with the Illinois Commerce Commission required under the Illinois Public Utilities Act in connection with the Merger could not be expected to have an adverse effect on AES' ability to obtain the Financing or on AES, CILCORP or any of the CILCORP Subsidiaries after the Effective Time (the "AES Reasonable Belief Standard").


                           ARTICLE IX

                TERMINATION, AMENDMENT AND WAIVER

           Section 9.1    Termination.  This Agreement may be
  terminated at any time prior to the Closing Date:

                (a)   without payment of a termination fee by
  mutual written consent of CILCORP and AES.

                (b)   by AES or CILCORP under any of the
  following circumstances:

                     (i)  without payment of a termination fee,
  if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by any party hereto if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable.

                     (ii) after the eighteen-month anniversary of the date of this Agreement without payment of a termination fee, by written notice to the other party, if the Merger shall not have been consummated on or before the eighteen-month anniversary of the date of this Agreement; provided, however, that the right to terminate the Agreement under this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated, and provided further, that if after the fifteen-month anniversary of the date hereof and prior to the eighteen-month anniversary, CILCORP shall have delivered to AES the CILCORP Certificate as provided in Section 6.2(d), then neither AES nor CILCORP shall be entitled to terminate under this Section 9.1(b)(ii) until a period of 90 days shall have elapsed from the receipt of the CILCORP Certificate.

                     (iii)     by written notice to the other
  party, if the CILCORP Shareholders' Approval shall not have been obtained at the CILCORP Meeting, including any adjournments thereof. In the event this Agreement is terminated pursuant to this Section 9.1(b)(iii) and at or within twelve months of the date of the CILCORP Meeting, CILCORP enters into any agreement with respect to an Alternative Transaction (as defined below), then within ten business days after the execution of such agreement, CILCORP shall immediately pay in cash to AES by wire transfer of same day funds a termination fee in an amount equal to 3.0% of the Aggregate Consideration Amount (the "Acquisition Termination Fee"). As used herein, "Alternative Transaction" means any of
  (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than AES or the AES Subsidiaries and other than CILCORP and the CILCORP Subsidiaries (a "Third Party") acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding Shares of CILCORP or CILCO, as the case may be, whether from CILCORP or CILCO or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of CILCORP or CILCO by a merger or other business combination (including any so-called "merger of equals" and whether or not CILCORP or CILCO is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, all or substantially all of the assets (including for this purpose the outstanding equity securities of CILCORP or CILCO, and any entity surviving any merger or combination including any of them) of CILCORP or CILCO.

                     (iv) by written notice to the other party after the Financing Due Date (as defined below), if the financing condition set forth in Section 8.3(f) has not been satisfied but all conditions to Closing have been satisfied on or prior to such date. The "Financing Due Date" shall mean that date which is the 90th day after all conditions to Closing set forth in Article VIII have been satisfied other than Section 8.3(f), it being agreed that the 90 days shall not begin to run until all such conditions have been satisfied and AES has received a certificate signed by an executive officer of CILCORP attesting to the satisfaction by CILCORP of the conditions in Sections 8.1 and 8.3(a), (b), (c), (d) and
  (k), which certificate shall be dated no earlier than the date on which the last of the conditions set forth in Article VIII has been satisfied. In the event that this Agreement is terminated pursuant to this Section 9.1(b)(iv), AES shall pay CILCORP in cash by wire transfer of same day funds within ten business days of such termination notice a termination fee in an amount equal to the product of (x) the Outstanding Shares and (y) $5.00 (the "Financing Termination Fee").

                (c) by AES under any of the following
  circumstances:

                     (i)  by written notice to CILCORP, if (x)
  there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of CILCORP hereunder, and such breach shall not have been remedied within thirty days after receipt by CILCORP of notice in writing from AES, specifying the nature of such breach and requesting that it be remedied; provided, however that CILCORP shall not be entitled to expend more than $10 million to cure any and all such breaches without the prior written approval of AES; or (y) the Board of Directors of CILCORP (A) shall withdraw or modify in any manner adverse to AES its approval of this Agreement and the transactions contemplated hereby or its recommendation to its stockholders regarding the approval of this Agreement, (B) shall fail to reaffirm such approval or recommendation upon the request of AES, (C) shall approve or recommend any Acquisition Proposal or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C); provided, however, that AES and CILCORP acknowledge and affirm that notwithstanding anything in this Section 9.1(c)(i) to the contrary, the parties hereto intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an Acquisition Proposal, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits which the parties expect to derive from the Merger. In the event this Agreement is terminated pursuant to this Section 9.1(c)(i), CILCORP shall pay AES in cash by wire transfer of same day funds within ten business days of such termination notice a termination fee in an amount equal to 3.0% of the Aggregate Consideration Amount (the "CILCORP Breach Termination Fee").

                     (ii) by written notice to CILCORP after the nine-month anniversary of the date hereof if the SEC Exemption Order shall not have been issued or irrevocably waived by AES prior to the time such notice is given. In the event this Agreement is terminated pursuant to this Section 9.1(c)(ii), then AES shall pay CILCORP in cash by wire transfer of same day funds within ten business days of such termination notice a termination fee in an amount equal to the product of (x) the Outstanding Shares and (y) $1.00, together with an additional $0.00546448 per day for each day beginning on the later of (A) the day after the nine-month anniversary of the date hereof or
  (B) five days after the date of any order, approval or result, as the case may be, contemplated by clause (ii) of Section 8.3(k) hereof, unless AES shall have notified CILCORP within such five-day period that the condition in clause (ii) of
  Section 8.3(k) hereof has not been satisfied, until the date of termination (up to a maximum of $3.00 under this clause
  (y)) (the "Regulatory Termination Fee"); provided, however, that the Regulatory Termination Fee shall not be payable to CILCORP if the failure to obtain the SEC Exemption Order by the nine-month anniversary of the date hereof has been caused by breach of this Agreement by CILCORP or by any action or omission by CILCORP after the date hereof unless taken at the direction of AES.

                     (iii)     without payment of a termination
  fee by AES or CILCORP by written notice to CILCORP after the one-year anniversary of the date hereof if any approvals or other actions of the Illinois Commerce Commission required under the Illinois Public Utilities Act have either not been issued, or if issued or taken, such order, approval or other actions shall not meet the AES Reasonable Belief Standard set forth in clause (ii) of Section 8.3(k) hereof, provided however that AES may terminate this Agreement (without payment of a termination fee by AES or CILCORP) by written notice to CILCORP after the eighth-month anniversary of the date hereof if AES does not reasonably believe that within the above-referenced one-year period the AES Reasonable Belief Standard set forth in the clause (ii) of Section 8.3 (k) hereof will be satisfied with respect to such approvals or other actions.

                (d) by CILCORP under any of the following circumstances:

                     (i)  by written notice to AES, if there
  shall have been any material breach of any representation or warranty contained in Sections 5.1, 5.2 and 5.5 hereof, or any material breach of any covenant or agreement of AES hereunder, and such breach shall not have been remedied within thirty days after receipt by AES of notice in writing from CILCORP, specifying the nature of such breach and requesting that it be remedied. In the event this Agreement is terminated pursuant to this Section 9.1(d)(i), AES shall pay CILCORP in cash by wire transfer of same day funds within ten business days of such termination notice a termination fee in an amount equal to 3.0% of the Aggregate Consideration Amount (the "AES Breach Termination Fee").

                     (ii) in accordance with clause (iii) of the proviso to the first sentence of Section 7.8(a) hereof, by written notice to AES; provided that, in order for the termination of this Agreement pursuant to this subparagraph
  (ii) to be deemed effective, CILCORP shall have complied with all provisions of Section 7.8 hereof. In the event this Agreement is terminated pursuant to this Section 9.1(d)(ii), CILCORP shall pay AES within ten days in cash by wire transfer of same day funds a termination fee in an amount equal to the Acquisition Termination Fee.

                     (iii)     by written notice to AES after
  the 18-month anniversary of the date hereof, if all conditions to Closing have been satisfied, other than the issuance of the SEC Exemption Order and CILCORP delivers to AES a certificate signed by an executive officer of CILCORP attesting to the satisfaction by CILCORP of the conditions in Sections 8.1 and 8.3(a), (b), (c), (d) and (k) (the "Section 9.1(d)
  Certificate") then within 10 business days of the receipt of the Section 9.1(d) Certificate, AES shall pay to CILCORP in cash by wire transfer of same day funds within ten business days of such termination notice a termination fee in an amount equal to the Regulatory Termination Fee.

                     (iv) without payment of a termination fee by AES or CILCORP, upon two business days' written notice to AES after the six-month anniversary of the date hereof if the Illinois Certification shall not have been issued or waived by AES prior to or within two business days after the time such notice is given.

           Section 9.2 Effect of Termination. In the event of termination of this Agreement by either CILCORP or AES pursuant to Section 9.1, there shall be no liability on the part of either CILCORP or AES or their respective officers or directors hereunder, except that Section 7.8, Section 9.1,
  Section 9.2 and Section 9.3, the agreement contained in the last sentence of Section 7.1 and in Section 10.6 shall survive the termination.

           Section 9.3    Termination Fees; Expenses.

                (a)  Expenses.  The parties agree that the
  termination fees contained in Article IX are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything to the contrary contained in this Agreement, if one party fails to promptly pay to the other any fee or expense due under Article IX, in addition to any amounts paid or payable pursuant to such Section, the party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

                (b)  Limitation Of Fees.  Notwithstanding
  anything herein to the contrary, AES shall in no event be liable or required to pay to CILCORP more than one of (A) the Regulatory Termination Fee, (B) the Financing Termination Fee or (C) the AES Breach Termination Fee.

           Section 9.4 Amendment. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the stockholders of CILCORP and prior to the Effective Time, but after such approval, no such amendment shall (a) alter or change the Per Share Amount under Article II or (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of CILCORP Common Stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of CILCORP or AES, without the further approval of CILCORP stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

           Section 9.5 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                            ARTICLE X

                       GENERAL PROVISIONS

           Section 10.1   Non-Survival; Effect of
  Representations and Warranties. No representations or warranties in this Agreement shall survive the Effective Time, except as otherwise provided in this Agreement.

           Section 10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service or (c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)  If to AES or Merger Sub, to:

                     The AES Corporation
                     1001 North 19th Street, 20th Floor
                     Arlington, Virginia 22209
                     Attention:     General Counsel
                     Telephone:     703-522-1315
                     Facsimile:     703-528-4510

                     with a copy to:

                     Skadden, Arps, Slate, Meagher & Flom LLP
                     1440 New York Avenue, N.W.
                     Washington, DC  20005
                     Attention:     Michael P. Rogan, Esq.
                                    Marcia R. Nirenstein, Esq.
                     Telephone:     202-371-7000
                     Facsimile:     202-393-5760

                               and

                 (ii) if to CILCORP, to:

                     CILCORP Inc.
                     300 Hamilton Boulevard, Suite 300
                     Peoria, Illinois  61602
                     Attention:     John G. Sahn, Esq.
                     Telephone:     309-675-8822
                     Facsimile:     309-675-8888

                     with a copy to:

                     Winthrop, Stimson, Putnam & Roberts
                     One Battery Park Plaza
                     New York, New York  10004
                     Attention:     Stephen R. Rusmisel, Esq.
                     Telephone:     212-858-1000
                     Facsimile:     212-858-1500

           Section 10.3 Miscellaneous. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than the Confidentiality Agreement), (b) shall not be assigned by operation of law or otherwise and (c) shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the Illinois Act.

           Section 10.4 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

           Section 10.5   Counterparts; Effect.  This Agreement
  may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

           Section 10.6 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or any New York state court in the County of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the County of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of New York or a New York state court sitting in the County of New York.

           Section 10.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

           Section 10.8 Further Assurances. Each party will execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof.

           Section 10.9 Waiver Of Jury Trial. Each party to this Agreement waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

           Section 10.10 Certain Definitions. The term "affiliate," except where otherwise defined herein, shall mean, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person. The term "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).


           IN WITNESS WHEREOF, AES, CILCORP and Merger Sub have caused this Agreement as of the date first written above to be signed by their respective officers thereunto duly authorized.

                             THE AES CORPORATION


                             By:  Thomas A. Tribone
                                  Name:  Thomas A. Tribone
                                  Title:  Executive Vice President



                             CILCORP INC.


                             By:  Robert O. Viets
                                  Name:  Robert O. Viets
                                  Title:  President and Chief
                                          Executive Officer



                             MIDWEST ENERGY, INC.


                             By:  Thomas A. Tribone
                                  Name:  Thomas A. Tribone
                                  Title:  Executive Vice President




                                                      (Exhibit B)


                     AES TO ACQUIRE CILCORP

   Establishes Midwest Base in Competitive Electricity Market

For Immediate Release

     PEORIA, IL.November 23, 1998.The AES Corporation (NYSE: AES) and CILCORP Inc. (NYSE: CER) announced today that they have agreed to terms of a definitive agreement under which AES will acquire all of CILCORP's 13,610,680 common shares at a price of $65 per share, or approximately $885 million.

     CILCORP, formed in 1985 and headquartered in Peoria, IL, is an energy services company whose largest subsidiary, CILCO, is an 85-year-old gas and electric utility serving approximately a quarter of a million retail customers in Central Illinois. In 1997, CILCORP had consolidated revenues of $976 million and net assets of $1.3 billion. CILCORP and its subsidiaries currently employ approximately 1,800 people.

     The transaction, under which CILCORP will become a wholly-owned subsidiary of AES, requires the approval of CILCORP shareholders and is subject to regulatory approvals by the Federal Energy Regulatory Commission (FERC), the Illinois Commerce Commission (ICC) and the Securities and Exchange Commission (SEC). The United States Department of Justice and the Federal Trade Commission will also review the acquisition.

     The parties expect the transaction to be completed by mid
1999, subject to the previously mentioned approvals.

     Commenting on the rapid completion of the transaction and benefits of AES as a partner, CILCORP President and CEO, Robert
O. Viets said, "The people of AES are committed to grow; they have a business philosophy and ethics that are totally consistent with ours. This transaction brings our company the opportunities of growth far more quickly than it could do on its own. From an investor perspective, the price offered represents a significant premium to shareholders based upon recent market trading and comparable utility acquisition transactions."

     Mr. Tom Tribone, Executive Vice President of AES, said, "This combination brings together CILCORP, the most competitive electric and gas supplier in Illinois, and AES, the largest global power company. It is important to note that Illinois has enacted a far-sighted restructuring plan that embodies a vision for the industry that is shared by both companies. We believe that the combined company, operating under this first-of-a-kind structure, will be a model of how the electric and gas business will be conducted in the United States in the 21st century."

     Mr. Dennis Bakke, President and CEO of AES, stated, "AES is very pleased to become involved in the Illinois market. We look forward to working with the people of CILCORP, the local communities, the ICC and CILCO's customers. This transaction gives us a strong base of operations in the midwestern United States."

    For Additional Information, Contact:
    Gary Ebeling                      Ken Woodcock
    Director- Investor       or       Senior Vice
    Relations                         President
    CILCORP Inc.                      AES Corporation
    (309) 675-8810                    (703) 522-1315